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                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934

 Filed by the Registrant [X]

 Filed by a Party other than the Registrant [_]

 Check the appropriate box:

                                          [_]Confidential, for Use of the
 [_]Preliminary Proxy Statement              Commission Only (as Permitted by
                                             Rule 14a-6(e)(2))

 [X]Definitive Proxy Statement

 [_]Definitive Additional Materials

 [_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              At Home Corporation
              (Name of the Registrant as specified in its charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

 [X]No fee required.

 [_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1)Title of each class of securities to which transaction applies:

   (2)Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   (4)Proposed maximum aggregate value of transaction:

   (5)Total fee paid:

 [_]Fee paid previously with preliminary materials.

 [_]Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)Amount Previously Paid:

   (2)Form, Schedule or Registration Statement No.:

   (3)Filing Party:

   (4)Date Filed:

 Notes:

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

                             [LOGO OF EXCITE@HOME]

                               May 26, 2000

To Our Stockholders:

   You are cordially invited to attend the 2000 annual meeting of stockholders of At Home Corporation to be held at our headquarters located at 450 Broadway Street, Redwood City, California, on Tuesday, June 20, 2000, at 9:00 a.m. Pacific Time. The matters expected to be acted upon at the meeting are amendments to our certificate of incorporation, election of our board of directors, amendments to our 1997 Equity Incentive Plan and 1997 Employee Stock Purchase Plan to increase the shares reserved under these plans, and ratification of Ernst & Young LLP as our independent auditors for 2000. Each of these proposals is described in detail in the accompanying notice of annual meeting of stockholders and proxy statement.

   The approval of the proposed amendments to our certificate of incorporation is a condition to the effectiveness of the transactions contemplated by our letter agreement dated March 28, 2000 with AT&T, Comcast and Cox, including the extension of our distribution relationships with these cable partners. After careful consideration, our board of directors unanimously approved this letter agreement, the issuance of warrants to these cable partners under this letter agreement, and the proposed amendment to our certificate of incorporation. The board unanimously recommends that you approve the proposed amendment to our certificate of incorporation, as well as the other items to be considered at the meeting.

   Please use this opportunity to take part in our affairs by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope prior to the meeting so that your shares will be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

   We hope to see you at the meeting.

                                          Sincerely,


                                          /s/ George Bell
                                          George Bell

                                          President, Chief Executive Officer

                                          and Chairman of the Board

                             [LOGO OF EXCITE@HOME]

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

To Our Stockholders:

   NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of At Home Corporation will be held at our headquarters located at 450 Broadway Street, Redwood City, California, on Tuesday, June 20, 2000, at 9:00 a.m., Pacific Time.

   At the meeting, you will be asked to consider and vote upon the following matters:

   1. Amendments of our fifth amended and restated certificate of incorporation, as set forth in Annex A to the attached proxy statement, which will:

  (i) increase the authorized number of shares of Series B common stock from 30,800,000 to 110,000,000, to provide for shares of Series B common stock to be issued to AT&T in exchange for shares of Series A common stock and upon exercise of warrants issued or to be issued to AT&T, and create an exception to the restriction against issuing shares of Series B common stock to provide for these issuances;

  (ii) increase the authorized number of shares of Series A common stock from 683,700,000 to 1,000,000,000;

  (iii) eliminate the authorized shares of Series K common stock;

  (iv) provide that holders of shares of Series B common stock, voting together as a separate series, will be entitled to elect a majority of the board of directors, that holders of shares of Series A common stock, voting together as a separate series, will be entitled to elect two directors, and that any additional directors will be elected by the holders of all outstanding voting shares of our capital stock, voting together as a single class;

  (v) change the minimum number of directors on the board such that, so long as there are at least 10 million shares of Series B common stock outstanding, the minimum number of directors will be seven, and otherwise that the minimum number of directors will be three;

  (vi) eliminate all supermajority and unanimous board voting requirements and special voting requirements for related party transactions, and instead provide that all board actions be approved by the vote of a majority of the board of directors or the vote of a majority of the relevant committee of the board; and

  (vii) eliminate the .Com committee of the board, which is comprised of our Chief Executive Officer and certain other directors not affiliated with our principal cable partners, and which was empowered to review and approve connectivity and promotional agreements between us and our principal cable partners but has never been called upon to do so.

   2. The election of eleven directors, consisting of two Series A directors, five Series B directors and four additional directors, each to serve until the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation, death or removal. Our board of directors intends to present the following nominees for election as directors:

                                                                    Additional
      Series A Directors          Series B Directors                Directors
      ------------------          ------------------                ----------
     William R. Hearst III       C. Michael Armstrong           George Bell
     Edward S. Rogers            John C. Petrillo               Mohan Gyani
                                 Brian L. Roberts               Thomas A. Jermoluk
                                 Daniel E. Somers               Richard Roscitt
                                 David M. Woodrow

However, as described in the accompanying proxy statement, certain directors intend to resign if and once the transactions contemplated by our letter agreement with our principal cable partners become effective.

   3. A proposal to amend our 1997 Equity Incentive Plan to increase the number of shares reserved for issuance under this plan by 40,000,000 shares.

   4. A proposal to amend our 1997 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under this plan by 3,000,000 shares.

   5. A proposal to ratify the selection of Ernst & Young LLP as our independent auditors for 2000.

   6. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

   The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on April 28, 2000 are entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

                                        By Order of the Board of Directors

                                                     /s/ George Bell

                                        George Bell

                                        President, Chief Executive Officer

                                        and Chairman of the Board

Redwood City, California

May 26, 2000

   Whether or not you plan to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

                              AT HOME CORPORATION
                              450 BROADWAY STREET
                         REDWOOD CITY, CALIFORNIA 94063

                               ----------------

                                PROXY STATEMENT

                               ----------------

                               May 26, 2000

   The accompanying proxy is solicited on behalf of the board of directors of At Home Corporation, a Delaware corporation, for use at our annual meeting of stockholders, to be held at our headquarters located at 450 Broadway Street, Redwood City, California, on Tuesday, June 20, 2000, at 9:00 a.m. Pacific Time. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about May 26, 2000. Our 1999 annual report to stockholders is enclosed with this proxy statement.

Record Date and Outstanding Shares

   Only holders of our common stock of record at the close of business on April 28, 2000, the record date, are entitled to notice of and will be entitled to vote at the meeting. At the close of business on the record date, we had 365,238,851 shares of Series A common stock, 30,800,000 shares of Series B common stock and 1,083,334 shares of Series K common stock outstanding and entitled to vote, held of record by approximately 3,000 stockholders, although we have been informed that there are in excess of 330,000 beneficial owners.

Voting Rights

   Holders of our Series A and Series K common stock are entitled to one vote for each share held as of the record date, and holders of our Series B common stock are entitled to 10 votes for each share held as of the record date. Shares may not be voted cumulatively. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a "broker non-vote"), then those shares will not be considered present and entitled to vote with respect to that matter, although they will be counted in determining whether or not a quorum is present at the meeting.

Share Ownership of Management and Principal Cable Partners

   On the record date, our directors, executive officers and affiliates as a group beneficially owned 162,160,835 shares of Series A common stock, 30,800,000 shares of Series B common stock and 1,083,334 shares of Series K common stock. These shares constituted approximately 48.9% of our outstanding shares of common stock and approximately 69.9% of the voting power of these outstanding shares as of the record date. On the record date, AT&T Corp. beneficially owned 100% of our Series B common stock and approximately 17% of our Series A common stock. As a result, AT&T controlled approximately 55% of the voting power of our outstanding shares of capital stock as of the record date. Under the letter agreement that we entered into on March 28, 2000 with AT&T, Comcast Corporation and Cox Communications, Inc., our principal cable partners, these cable partners agreed to vote all of their shares of our common stock in favor of the proposed amendment to our certificate of incorporation. These parties owned shares representing 33.4% of the voting power of our outstanding Series A common stock and 100% of the voting power of our outstanding Series B common stock as of the record date.

Quorum

   The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Series A common stock outstanding on the record date will constitute a quorum for the purposes of electing Series A directors, and the presence of the holders of a majority of the shares of Series B common stock then outstanding will constitute a quorum for the purposes of electing Series B directors. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Series B common stock outstanding on the record date and the holders of shares representing a majority of the total voting power of the shares of our common stock outstanding on the record date will constitute a quorom for the purposes of amending the certificate of incorporation to eliminate all supermajority and unanimous board voting requirements and special voting requirements for related party transactions. The presence of the holders of shares representing a majority of the total voting power of the shares of our common stock outstanding on the record date will constitute a quorum for the purposes of electing the additional directors and voting on each other item of business.

Required Votes

   Amendments to fifth amended and restated certificate of incorporation. The proposed amendment to our certificate of incorporation to eliminate all supermajority and unanimous board voting requirements and special voting requirements for related party transactions requires the affirmative vote of a majority in voting power of the shares of our common stock outstanding as of the record date, voting together as a single class, as well as the affirmative vote of a majority in voting power of the shares of Series B common stock outstanding as of the record date. The remaining proposed amendments to our certificate of incorporation require the affirmative vote of a majority in voting power of the shares of our common stock outstanding as of the record date. AT&T, Comcast and Cox, which hold a majority in voting power of shares of our outstanding common stock and all of our outstanding Series B common stock, are obligated by the letter agreement among us and these cable partners to vote in favor of approval of each of the proposed amendments to our certificate of incorporation.

   Election of directors. Holders of our Series A common stock, voting as a separate series, currently have the exclusive right to elect two directors to our board of directors. These Series A directors will be elected by a plurality of the votes of the shares of Series A common stock present in person or represented by proxy at the meeting. Each of the Series A directors must be an "outside director," currently defined as a person who (1) is not an officer (other than any Vice Chairman) of or employed by Excite@Home or one of our subsidiaries, and (2) is not an affiliate or an associate of Cox Enterprises, Inc., Comcast, or AT&T Broadband, LLC (formerly TCI), or any of their respective controlled affiliates, other than Excite@Home and our subsidiaries.

   Holders of our Series B common stock, voting as a separate series, currently have the exclusive right to elect five directors to our board of directors. These Series B directors will be elected by a plurality of the votes of the shares of Series B common stock present in person or represented by proxy at the meeting. AT&T owns all of the outstanding shares of Series B common stock and is bound by a stockholders' agreement to elect three designees of AT&T, one designee of Comcast and one designee of Cox. However, designees of Comcast and Cox have agreed to resign their board positions, if elected, upon the effectiveness of the transactions contemplated by our letter agreement with our principal cable partners, which is described in the section titled "Related Party Transactions."

   Holders of all outstanding shares of our common stock, voting together as a single class, have the exclusive right to elect any additional directors to the board of directors. The additional directors will be elected by a plurality of the votes of the shares of our common stock present in person or represented by proxy at the meeting. AT&T owns shares representing a majority of the total voting power and therefore has the power to elect all of the additional directors. AT&T is required by the stockholders' agreement to vote its shares in favor of the election of our Chief Executive Officer as a director, and has informally agreed to vote in favor of a designee of Rogers Communications Inc. as an additional director.

   Other proposals. Approval of each of proposals 3, 4 and 5 requires the affirmative vote of a majority of the total voting power of the shares of our common stock represented in person or by proxy at the meeting that are voted "for", "against" or "abstain" on the proposal, voting together as a single class. Broker non-votes will not affect the outcome of the vote with respect to these proposals.

   All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes.

Voting of Proxies

   The proxy accompanying this proxy statement is solicited on behalf of our board of directors for use at the meeting. Please complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope or otherwise mail it to us. All executed, returned proxies that are not revoked will be voted in accordance with the included instructions. Signed proxies that are returned without instructions as to how they should be voted on a particular proposal at the meeting will be counted as votes "for" such proposals (or, in the case of the election of directors, as a vote "for" election to the board of all the nominees presented by our board of directors). We are not aware of any other matters to be brought before the meeting. However, as to any business that may properly come before the meeting, we intend that proxies in the form enclosed will be voted in accordance with the judgment of the persons holding such proxies.

   In the event that sufficient votes in favor of the proposals are not received by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting.

Expenses of Proxy Solicitation

   The expenses of soliciting proxies in the form accompanying this proxy statement shall be paid by Excite@Home. We have retained Georgeson Shareholder Communications, Inc., a proxy solicitation firm, and will pay Georgeson fees and expenses of up to $50,000.


Revocability of Proxies

   Anyone signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the meeting or at the meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to us stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is present at the meeting, or by attendance at the meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and that such broker, bank or other nominee is not voting your shares.

                                 PROPOSAL NO. 1

   AMENDMENTS TO FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Overview

   On March 28, 2000, we entered into a letter agreement with AT&T, Comcast and Cox, our principal cable partners, providing for the extension of our distribution relationships with these cable partners, for the issuance of warrants to these cable partners, the issuance of additional shares of Series B common stock to AT&T in exchange for Series A common stock currently held by AT&T, and for the amendment of our certificate of incorporation to effect the corporate governance changes described below. See "Related Party Transactions" for a description of this letter agreement and the attached term sheets. The full text of the letter agreement and term sheets were filed as an exhibit to our current report on Form 8-K filed with the Securities and Exchange Commission on April 3, 2000.

   A committee of our disinterested directors recommended that our board of directors approve the transactions contemplated by the letter agreement, including, among other things, changes to our corporate governance. Our board then unanimously approved the letter agreement, the issuance of warrants to our principal cable partners under the letter agreement, and the proposed amendments to our certificate of incorporation which are described below.

   Our fifth amended and restated certificate of incorporation currently authorizes the issuance of 719,719,414 shares of common stock, par value $0.01 per share, of which 683,700,000 shares are designated as Series A common stock, 30,800,000 shares are designated as Series B common stock, and 5,219,414 shares are designated as Series K common stock. This certificate of incorporation also authorizes the issuance of 9,650,000 shares of preferred stock, par value $0.01 per share, of which 10,673.549 shares are designated as Series A non-voting convertible preferred stock, 1,008 shares are designated as Series B non-voting convertible preferred stock, 1,279 shares are designated as Series C non-voting convertible preferred stock and the remaining shares are undesignated.

   The proposed amendments to our certificate of incorporation would:

  (i) increase the authorized number of shares of Series A common stock from 683,700,000 to 1,000,000,000;

  (ii) increase the authorized number of shares of Series B common stock from 30,800,000 to 110,000,000, to provide for shares of Series B common stock to be issued to AT&T in exchange for shares of Series A common stock and upon exercise of warrants issued or to be issued to AT&T, and create an exception to the restriction against issuing shares of Series B common stock to provide for these issuances;

  (iii) eliminate the authorized shares of Series K common stock;

  (iv) provide that holders of shares of Series B common stock, voting together as a separate series, will be entitled to elect a majority of the board of directors, that holders of shares of Series A common stock, voting together as a separate series, will be entitled to elect two directors, and that any additional directors will be elected by the holders of all outstanding voting shares of our capital stock, voting together as a single class;

  (v) change the minimum number of directors on the board such that, so long as there are at least 10 million shares of Series B common stock outstanding, the minimum number of directors will be seven, and otherwise that the minimum number of directors will be three;

  (vi) eliminate all supermajority and unanimous board voting requirements and special voting requirements for related party transactions, and instead provide that all board actions be approved by the vote of a majority of the board of directors or the vote of a majority of the relevant committee of the board; and

  (vii) eliminate the .Com committee of the board, which is comprised of our Chief Executive Officer and certain other directors not affiliated with our principal cable partners, and which was empowered to review and approve connectivity and promotional agreements between us and our principal cable partners but has never been called upon to do so.

   The approval of the proposed amendments to our certificate of incorporation is conditioned on the approval of each individual amendment described above. The text of the proposed amendments to our certificate of incorporation is attached to this proxy statement as Annex A.

Effectiveness of the Amendments

   Each of the proposed amendments to our certificate of incorporation will be voted upon separately. However, approval of each of the proposed amendments is a condition to the transactions contemplated by the letter agreement with our principal cable partners, including the extension of our distribution relationships with these cable partners, becoming effective. If this proposal is approved, we will not file this amendment to our certificate of incorporation with the Delaware Secretary of State until all other conditions to the effectiveness of the transactions contemplated by the letter agreement have been satisfied. We have received written confirmation from the Nasdaq Stock Market that the proposed issuance of additional shares of our Series B common stock does not violate Nasdaq's voting rights policy. If these transactions do not become effective by September 30, 2000, then any party to the letter agreement, other than a party whose failure to comply with its obligations has caused this delay, may terminate the letter agreement. If the letter agreement is terminated for this or any other reason, then the amendments to our certificate of incorporation will not become effective, and our current certificate of incorporation will remain in effect.

Current Use of Shares

   As of May 4, 2000, there were:

  . 397,189,104 shares of common stock outstanding, including 365,305,770 shares of Series A common stock, 30,800,000 shares of Series B common stock and 1,083,334 shares of Series K common stock;

  . 11,376,230 shares issuable upon the conversion of outstanding shares of Series A, Series B and Series C non-voting convertible preferred stock;

  . 49,889,110 shares subject to issuance upon the exercise of currently outstanding options and 30,378,881 shares available for issuance under our employee stock option and purchase plans;

  . 21,015,926 shares subject to issuance upon the exercise of options and employee stock purchase plan purchase rights assumed in connection with mergers;

  . 48,912,604 shares subject to issuance upon the exercise of currently outstanding warrants, excluding warrants that have been granted and that may be granted in the future under the letter agreement;

  . Approximately 85 million shares subject to issuance upon the exercise of warrants that have been granted and that may be granted in the future under the letter agreement; and

  . 14,570,246 shares subject to issuance upon the conversion of outstanding convertible subordinated debentures and convertible subordinated notes.

   Based upon the above figures, of the 683,700,000 shares of Series A common stock currently authorized, we have approximately 25.4 million shares of Series A common stock remaining available for other purposes.

Purpose and Effect of the Amendments

Changes to authorized capital stock

   Purpose. The increase in the number of authorized shares of Series B common stock is necessary in order to provide us with a sufficient number of authorized shares of Series B common stock for issuance to

AT&T in exchange for shares of Series A common stock currently held by AT&T and upon exercise of the warrants that have been issued and that may be issued in the future to AT&T, each under the letter agreement that we entered into with our principal cable partners. As a result of these issuances of shares of Series B common stock, AT&T would increase its ownership of our voting stock by up to 792 million votes and maintain voting control of Excite@Home indefinitely. As of May 4, 2000, there were no shares of Series B common stock available for issuance. The proposed amendments also create an exception to the restriction against issuing Series B common stock to provide for these new issuances.

   The board believes that it is in our best interest to increase the number of shares of Series A common stock that it is authorized to issue in order to provide us with an additional pool of shares for issuance upon the exercise of the warrants that have been issued and that may be issued in the future to AT&T, Comcast and Cox under the letter agreement, upon the conversion of the shares of Series B common stock to be issued to AT&T upon the exercise of the warrants issued or to be issued to AT&T and upon the exercise of options and purchase rights to be issued under our employee benefit plans in connection with Proposals 3 and 4 and otherwise. The board also believes that the availability of additional authorized shares will provide us with the flexibility to issue securities for other proper corporate purposes which may be identified in the future, such as to raise equity capital, to adopt additional employee benefit plans or reserve additional shares for issuance under such plans, to acquire other companies and to grant warrants to cable companies in connection with the distribution of the @Home service. No additional action or authorization by our stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which our common stock is then listed or quoted.

   Under the letter agreement, we agreed to amend the certificate of incorporation in order to simplify our corporate governance structure. Accordingly, the sole holder of Series K common stock has agreed to convert his shares into Series A common stock. References to the rights and privileges of the Series K common stock would therefore be deleted from the certificate of incorporation.

   Dilutive effect of potential new stock issuances. Except for the contractual to purchase a pro rata portion of new securities offered by us that are currently held by our principal cable partners, our stockholders generally do not have preemptive rights with respect to our common stock. Should the board of directors elect to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase such shares. Therefore, additional issuances of common stock by us could have a dilutive effect on the earnings per share, voting power and share holdings of current stockholders.

Amendment of the rights of our Series A and Series B common stock to elect directors

   Purpose. Our certificate of incorporation currently provides that, so long as there are 10 million shares of Series B common stock outstanding, the holders of Series B common stock, voting together as a separate series, have the right to elect five directors, the holders of Series A common stock, voting together as a separate series, have the right to elect two outside directors, as previously defined, and additional directors would be elected by the holders of all of our outstanding voting stock, voting together as a single class.

   One aspect of the proposed governance changes would provide that, so long as there are 10 million shares of Series B common stock outstanding, holders of shares of Series B common stock, voting together as a separate series, will be entitled to elect a majority of the board of directors. Holders of shares of Series A common stock, voting together as a separate series, will still be entitled to elect two outside directors who are not affiliates or associates of Excite@Home, Comcast, Cox or AT&T's cable subsidiary AT&T Broadband, LLC. Any additional directors will continue to be elected by the holders of all outstanding shares of our voting stock, voting together as a single class. Therefore, so long as there are 10 million shares of Series B common stock outstanding and absent further amendment of this certificate of incorporation, AT&T, as the holder of all outstanding Series B common stock, would have the right to elect a majority of the board of directors regardless of the number of directors serving on the board. These changes replace all of the special approval and veto rights of AT&T, the sole holder of the Series B common stock, and the Series B directors.

   Consistent with the proposed change described in the preceding paragraph, so long as there are 10 million shares of Series B common stock outstanding, the minimum number of directors on the board would be seven. If the number of shares of Series B common stock outstanding should drop below 10 million such that holders of shares of Series B common stock no longer have the right to elect a majority of the board, and holders of shares of Series A common stock no longer have the right to elect two outside directors, the minimum number of directors would be reduced to three.

   If the transactions contemplated by the letter agreement become effective, Comcast and Cox will waive most of their rights under the stockholders' agreement, including the right to each designate a Series B director, and their then-current Series B director designees will resign their positions.

Amendment of the board voting requirements for general corporate actions

   Our certificate of incorporation also currently provides that all board actions, other than specified items that require unanimous approval by the Series B directors, must be approved by a majority of the members of the board and, so long as there are 10 million shares of Series B common stock outstanding, approved by 75%, rounded up to the nearest whole number (currently, four of five), of the Series B directors. Pursuant to the stockholders' agreement between us and our principal cable partners, three Series B directors are designated by AT&T, one by Comcast and one by Cox. Therefore, any board action currently requires the approval of AT&T and either Comcast or Cox, and AT&T alone, or Comcast and Cox acting together, may therefore veto any board action.

   The proposed governance changes would eliminate all supermajority and unanimous board voting requirements and special voting requirements for approval of related party transactions, and instead provide that all board actions be approved by the vote of a majority of the board of directors or the vote of a majority of the relevant committee of the board. The primary purpose of this change is to grant AT&T with voting control over all board actions, which is a condition to the effectiveness of the transactions contemplated by the letter agreement. As a result, Comcast and Cox will no longer have the right to veto a board action by voting together against a board action.

Elimination of the .Com committee

   The .Com committee, which is comprised of our Chief Executive Officer and certain other directors who are not affiliated with our principal cable partners, is empowered to review and approve certain connectivity and promotional agreements between us and related parties, defined generally as holders of securities representing more than 5% of the total voting power of our outstanding securities and their affiliates. However, the .Com committee has not been called upon to review or approve any such agreements since it was formed. We have determined that this committee is not necessary as a means to approve this type of agreement, and that eliminating this committee is consistent with our efforts to simplify our corporate governance.

Votes Required

   The affirmative vote of the majority in voting power of shares of Series B common stock outstanding on the record date and shares of our common stock outstanding on the record date is necessary for approval of the proposed amendment to our certificate of incorporation to eliminate all supermajority and unanimous board voting requirements and special voting requirements for related party transactions. The affirmative vote of the majority in voting power of our common stock outstanding as of the record date is necessary for approval of each of the other proposed amendments to our certificate of incorporation. Therefore, abstentions and broker non-votes will count as votes against this proposal. The approval of the proposed amendments to our certificate of incorporation is conditioned on the approval of each individual amendment discussed above.

    The board of directors recommends a vote for the amendments to our certificate of incorporation.

                                 PROPOSAL NO. 2

                             ELECTION OF DIRECTORS

   At the meeting, stockholders will elect a board of eleven directors, consisting of two Series A directors, five Series B directors and four additional directors, to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified or until their earlier resignation or removal. Pursuant to the letter agreement among Excite@Home and our principal cable partners, Messrs. Roberts and Woodrow, if elected, will resign their positions on the board if the transactions contemplated by this agreement become effective, and will be replaced by designees of AT&T as further described below.

   If any nominee, other than a Series B nominee, for any reason is unable to serve or for good cause will not serve, the proxies entitled to vote for such nominee may be voted for a substitute nominee as the proxy holders may determine. If any Series B nominee for any reason is unable to serve or for good cause will not serve, the proxies entitled to vote for such nominee may be voted for a substitute nominee designated by AT&T. Excite@Home is not aware of any nominee who will be unable to, or for good cause will not, serve as a director.

   Each of the nominees, except for Mohan Gyani, Daniel E. Somers and Richard Roscitt, currently serves on the board. Each nominee has consented to being named in this proxy statement and to serve if elected. Each director will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The nominees for election as directors who receive the greatest number of votes cast at the meeting, a quorum being present, will become directors at the conclusion of the tabulation of votes. Shares represented by proxies returned to Excite@Home will be voted for the election of the eleven nominees set forth below, to the extent such shares are entitled to vote for such nominees, unless the proxy is marked in such a manner as to withhold authority so to vote. See "Board Composition and Procedures" for a description of arrangements pursuant to which certain individuals may be selected as directors or nominees.

Director Nominees

   The following table sets forth the names of the nominees and information about each:

                           Series A Director Nominees

                              Committee                                      Director
Name                     Age Memberships         Principal Occupation         Since
----                     --- -----------         --------------------        --------
Edward S. Rogers........  66     None     Chief Executive Officer,             2000
                                          President and Director, Rogers
                                          Communications, Inc.
William R. Hearst III...  50     .Com     General Partner, Kleiner Perkins     1995
                                Audit     Caufield & Byers

                           Series B Director Nominees

                              Committee                                      Director
Name                     Age Memberships         Principal Occupation         Since
----                     --- -----------         --------------------        --------
C. Michael Armstrong....  61     None     Chairman of the Board and Chief      1999
                                          Executive Officer, AT&T
John C. Petrillo........  50    Audit     Executive Vice President of          1999
                                          Corporate Strategy and Business
                                          Development, AT&T
Brian L. Roberts........  40     None     President, Comcast                   1996
Daniel E. Somers........  52     None     President and CEO, AT&T Broadband     N/A
David M. Woodrow........  54 Compensation Executive Vice President of          1996
                                          Business Development, Cox

                          Additional Director Nominees

                         Committee                                     Director
Name                Age Memberships        Principal Occupation         Since
----                --- -----------        --------------------        --------
George Bell........  43    None     Chairman of the Board, Chief         1999
                                    Executive Officer and President,
                                    Excite@Home
Mohan Gyani........  48    None     President and Chief Executive         N/A
                                    Officer, AT&T Wireless Services
Thomas A.            43    .Com     General Partner, Kleiner Perkins     1996
 Jermoluk..........                 Caufield & Byers
Richard Roscitt....  48    None     President, AT&T Business Services     N/A

   George Bell has served as Chairman of the Board of Excite@Home since May 2000 and as a director since May 1999. Mr. Bell has also served as Chief Executive Officer of Excite@Home since January 2000, and as President since May 1999. From January 1996 to May 1999, Mr. Bell was Chief Executive Officer of Excite. From 1991 to 1995, Mr. Bell was Senior Vice President of Times Mirror Magazines, publisher of special interest magazines, where he held direct operating responsibility for several sporting publications as well as that company's multimedia initiatives. Prior to joining Times Mirror Magazines in 1991, Mr. Bell was a producer and writer of conservation and adventure documentaries for ABC, CBS, National Geographic and the Discovery Channel and has won four national Emmy Awards. He was the Chairman of Governor Wilson's California Privacy Committee to establish privacy standards on the Internet. Mr. Bell holds a B.A. degree in English from Harvard University.

   Thomas A. Jermoluk has been a director of Excite@Home since July 1996. Mr. Jermoluk has been a general partner of KPCB, a venture capital firm, since May 2000. Mr. Jermoluk served as Chairman of the Board from July 1996 to May 2000, as Chief Executive Officer from July 1996 to January 2000 and as President from July 1996 to May 1999. From 1988 to July 1996, he held various positions with Silicon Graphics, Inc., a visual computing company, most recently as President. From October 1993 to August 1996, he was a director of Silicon Graphics. Mr. Jermoluk holds B.S. and M.S. degrees in computer science from Virginia Tech University.

   Mohan Gyani has been President and Chief Executive Officer of AT&T Wireless Services since February 2000. Prior to joining AT&T, Mr. Gyani was Executive Vice President and Chief Financial Officer of Airtouch Communications from 1995 to 1999, and following the merger of Vodafone and Airtouch, was head of strategy and corporate development at Vodafone Airtouch plc. Mr. Gyani holds an M.B.A. degree from San Francisco State University.

   William R. Hearst III has been a director of Excite@Home since August 1995 and has served as Vice Chairman of the board of directors since July 1996. Mr. Hearst has been a general partner of KPCB since January 1995. From May 1995 to July 1996, he was Chief Executive Officer of Excite@Home. He serves on the board of directors of Hearst-Argyle Television, Inc. and Juniper Networks, Inc. Mr. Hearst holds an A.B. degree in mathematics from Harvard University.

   C. Michael Armstrong has been a director of Excite@Home since May 1999. Mr. Armstrong has been Chairman of the Board and Chief Executive Officer of AT&T since November 1997. From 1992 to November 1997, he was Chairman and Chief Executive Officer of Hughes Electronics. Mr. Armstrong is Chairman of the President's Export Council and Chairman of the FCC Network Reliability and Interoperability Council. He is a member of the Council on Foreign Relations, the National Security Telecommunications Advisory Committees and the Defense Policy Advisory Committee on Trade. Mr. Armstrong is a director of Citicorp, Inc. Mr. Armstrong holds a B.S. degree in business and economics from Miami University in Ohio.



   John C. Petrillo has been a director of Excite@Home since May 1999. Mr. Petrillo has held various positions with AT&T since 1993, most recently Executive Vice President of Corporate Strategy and Business Development, in which capacity he is responsible for overall business strategy and the development of AT&T's online service and electronic messaging businesses, and formerly as President of AT&T's Business Communications Services unit, which provides worldwide long distance network services for business customers. He holds a B.S. in electrical engineering from Worcester Polytechnic Institute and a J.D. degree from Brooklyn Law School.

   Brian L. Roberts has been a director of Excite@Home since August 1996. Mr. Roberts has been President and a director of Comcast, a cable systems company, for more than five years. He is a director of Comcast Cable Communications, Inc., Comcast LCI Holdings, Inc., Comcast JOIN Holdings, Inc. and The Bank of New York Company, Inc. Mr. Roberts holds a B.S. degree in economics from the University of Pennsylvania.

   Edward S. Rogers has been a director of Excite@Home since January 2000, and formerly served as a director from July 1997 to June 1998. Mr. Rogers has served as President and Chief Executive Officer and as a director of Rogers Communications Inc., a telecommunications company, since 1979 and as Acting President and Chief Executive Officer of Rogers Cable Inc., a cable company and a wholly owned subsidiary of Rogers Communications, since April 1996. He is a director of Rogers Cantel Mobile Communications Inc. and the Toronto-Dominion Bank. He holds a B.A. degree in political science and economics from the University of Toronto and an LL.B from Osgoode Hall Law School.

   Richard R. Roscitt has been President of AT&T Business Services since September 1997. Previously, he was President and Chief Executive Officer of AT&T Solutions, and has held a variety of executive sales and marketing positions at AT&T since 1972. Mr. Roscitt holds a B.E. degree in mechanical engineering from Stevens Institute of Technology and an M.B.A. degree from the Sloan School of Management at Massachusetts Institute of Technology.

   Daniel E. Somers has been President and Chief Executive Officer of AT&T Broadband since May 1997. Prior to joining AT&T, Mr. Somers was Chairman and Chief Executive Officer of Bell Cablemedia, plc, for two years and from 1992 to 1995, Mr. Somers was Executive Vice President and Chief Financial Officer of Bell Canada International. He is also a director of Lubrizol, Corp., Liberty Media Corp., Cablevision Systems Corp. and CableLabs. Mr. Somers holds a B.S. degree in finance from Stonehill College.

   David M. Woodrow has been a director of Excite@Home since August 1996. Mr. Woodrow has held various positions with Cox Communications, Inc. since 1982, most recently as Executive Vice President of Business Development, and formerly as Senior Vice President of Broadband Services. Mr. Woodrow received B.S. and M.S. degrees in mechanical engineering from Purdue University, and an M.B.A. degree from the University of Connecticut.

   The board of directors recommends a vote for the election of the nominated directors.

Composition and Procedures of the Board of Directors

   Current Composition. The board consists of eleven directors, of which two are designated as Series A directors, five as Series B directors and the remaining four as additional directors. Under our current certificate of incorporation, so long as there are not fewer than 10 million shares of Series B common stock outstanding, the holders of shares of Series B common stock, all of which such shares are beneficially owned by AT&T, have the right to elect the five Series B directors. However, under a stockholders' agreement among us, our principal cable partners and certain other Excite@Home stockholders, AT&T has agreed to elect one representative designated by Comcast and one representative designated by Cox as Series B directors. The current Series B directors designated by AT&T are Raymond Liguori and Messrs. Armstrong and Petrillo. Mr. Roberts is the current representative of Comcast, and Mr. Woodrow is the current representative of Cox.

   So long as the holders of Series B common stock are entitled to elect any Series B director, the holders of Series A common stock have the right to elect two Series A directors. L. John Doerr and Mr. Hearst are the current Series A directors. The additional directors are elected by the holders of the common stock voting together as a single class. Since AT&T holds more than 50% of the outstanding voting power of our capital stock, it has the power to elect all of these directors. However, under the stockholders' agreement, AT&T, Comcast, Cox and certain other Excite@Home stockholders are required to vote for the election of our Chief Executive Officer, Mr. Bell, as an additional director. Although not bound by a voting agreement, AT&T, Comcast and Cox agreed to elect a joint designee of Rogers Communications Inc. and Shaw Cablesystems Limited, currently Mr. Rogers.

   Proposed Changes in Composition. If Proposal No. 1 to amend the certificate of incorporation is approved and the transactions contemplated by the letter agreement become effective, we will file the amendments to the certificate of incorporation with the Secretary of State of Delaware. As mentioned above, Messrs. Roberts and Woodrow will resign their positions on the board of directors and AT&T, which owns 100% of the shares of Series B common stock, will be entitled to replace Messrs. Roberts and Woodrow with designees of its choice.

   Procedures. Under our current certificate of incorporation, all actions of the board must be approved by (1) a majority of the members of the board present at a meeting at which a quorum is present or unanimous written consent of all members of the board, and (2) so long as there are 10 million shares of Series B common stock outstanding, 75%, rounded up to the nearest whole number (currently, four of five), of the Series B directors. Accordingly, all board actions require the approval of AT&T and either Comcast or Cox. AT&T alone, or Comcast and Cox acting together, may therefore veto any board action.

   In addition, under our current certificate of incorporation, the following board actions require the unanimous approval of all of the Series B directors:

  . any amendments to or modifications of the actions requiring supermajority or unanimous approval of the Series B directors;

  . any increase in the number of Series B directors;

  . any modifications of the rights of the holders of shares of Series B common stock to designate and elect directors;

  . the appointment of any directors to the .Com committee other than the Chief Executive Officer, the other directors who are currently members of the .Com committee and any independent directors elected to the .Com committee by supermajority vote; and

  . any amendment to the specifications and standards for the @Home service that would require the operator facilities of any affiliate of AT&T, Comcast or Cox to be capable of distributing or providing streaming video transmissions that include video segments in excess of the duration limit set forth in the specifications and standards, which is currently ten minutes.

   Related Party Transactions. Our current certificate of incorporation specifies certain requirements for the approval of related party transactions. First, meetings at which any related party transaction is to be considered must set forth the matter that is a related party transaction and provide a reasonably detailed description of the matter. Second, a related party transaction must generally be approved by:

  . a majority of the members of the board present at the meeting, or by unanimous written consent of the board following such a meeting; and

  . so long as there are at least 10 million shares of Series B common stock outstanding, either:

   --a majority of the Series B directors who are disinterested with respect to the transaction and 75% of the total number of Series B directors regardless of whether they are disinterested with respect to the transaction; or

   --all of the Series B directors regardless of whether they are disinterested with respect to the transaction.

If the related party transaction involves one of the board actions listed above as requiring a unanimous vote, then the matter shall require the approval of all of the Series B directors, regardless of whether they are disinterested with respect to the transaction.

   A related party transaction is any transaction between us and any holder of more than 5% of our voting power or any affiliate of such holder, other than:

  . transactions involving an aggregate amount less than $1,000,000 that are entered into in the ordinary course of business on arms'-length terms;

  . entering into local cable operator agreements and other agreements for the provision of ancillary or related services that are on terms no more favorable to the related party than the terms of similar agreements then currently offered by us to each of our principal cable partners or their affiliates;

  . entering into or performance under any .Com agreement or promotional agreement discussed below.

   All of these procedures will be eliminated if the proposed amendments to our certificate of incorporation are approved.


Committees of the Board of Directors

   .Com Committee. The .Com committee consists of our Chief Executive Officer and certain other members of the board who are not affiliated with AT&T, Comcast, Cox and Cablevision (currently Messrs. Jermoluk, Doerr and Hearst). This committee was empowered to review and approve connectivity and promotional agreements between us and our principal cable partners. It is our policy to maintain a position of openness and non-exclusion with regard to entering into such agreements and that such content providers will not be unfairly advantaged or disadvantaged in their ability to obtain carriage or promotion on our services by reason of their relationship with AT&T, Comcast or Cox. Accordingly, any .Com agreement or promotional agreement between us and any affiliate of AT&T, Comcast or Cox may be approved by any one of three methods, at the election of the related party:

  . by the authorized officers of Excite@Home to the extent the agreement contains our standard terms and conditions for agreements of that type;

  . by a majority of the .Com committee; or

  . by a majority of the board of directors, including all of the Series B directors so long as at least 10 million shares of Series B common stock are outstanding.

   To date, the .Com committee has not been called upon to review and approve any connectivity and promotional agreements. The .Com committee will be eliminated if the proposed amendments to our certificate of incorporation are approved.

   Audit Committee. The audit committee meets with and considers suggestions from members of management, as well as our independent accountants, concerning our financial operations. The committee also has the responsibility to review our annual audited financial statements, and meets with our management and our independent auditors at the end of each quarter to review the quarterly financial results. In addition, the committee considers and recommends the employment of, and approves the fee arrangements with, independent accountants for audit functions. The current members of the audit committee are Messrs. Hearst and Petrillo.

   Compensation Committee. The compensation committee reviews and approves the compensation and benefits for our key executive officers, administers our stock purchase and stock option plans and makes recommendations to the board of directors regarding such matters. The current members of the compensation committee are Messrs. Doerr and Woodrow.

Board of Director and Committee Meetings

   During 1999, the board met 16 times and acted by written consent twice, the audit committee met 3 times, the compensation committee met 3 times, and the
 .Com committee did not meet. None of the nominees for director attended fewer than 75% of the aggregate total number of meetings of the board of directors held during the period for which he was a director and the total number of meetings held by all committees of the board of directors on which he served held during the period that he served.

Compensation Committee Interlocks and Insider Participation

   None of the members of our compensation committee has at any time since our formation been an officer or employee of Excite@Home. None of our executive officers currently serves, or in the past has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Director Compensation

   Other than Mr. Bell in his current capacity as President and Chief Executive Officer and Mr. Jermoluk in his former capacity as President and Chief Executive Officer, directors do not receive compensation from us and have not been awarded options to purchase our capital stock. Please see "Executive Compensation" for a summary of the compensation and stock options received by Messrs. Bell and Jermoluk during 1999.

                                 PROPOSAL NO. 3

                    AMENDMENT OF 1997 EQUITY INCENTIVE PLAN

   Stockholders are being asked to approve an amendment to our 1997 Equity Incentive Plan to provide for an increase in the number of shares of Series A common stock reserved for issuance under the plan by 40,000,000 shares, and to amend the calculation of shares reserved for issuance under the plan. Our board of directors believes that the increase is in the best interests of Excite@Home because it will permit us to attract and retain employees by providing them with appropriate equity incentives. The plan plays an important role in our efforts to attract and retain employees of outstanding ability.

   Additionally, this proposal would amend the calculation of shares reserved for issuance under the plan by separating the pool of shares reserved for issuance under this plan from the pool of shares reserved for issuance under the 1997 Employee Stock Purchase Plan. Currently, shares not issued under our 1997 Employee Stock Purchase Plan may be issued under this plan. This amendment would enable us to identify with greater precision the number of shares available for issuance under each plan, but would prevent us from issuing shares under this plan that were allocated but are not being issued under our 1997 Employee Stock Purchase Plan.

   The following is a summary of the principal features of the plan.

   History of the 1997 Equity Incentive Plan. On May 15, 1997, the board adopted, and in July 1997 the stockholders approved, the 1997 Equity Incentive Plan and reserved 31,200,000 shares of our Series A common stock for issuance under the plan. The plan became effective on July 11, 1997 and serves as the successor to our 1996 Incentive Stock Option Plan and 1996 Incentive Stock Option Plan No. 2, which we refer to as the prior plans. On August 1, 1997, an automatic increase of 8,400,000 shares reserved for issuance under the plan became effective. On March 18, 1998 our board of directors approved an increase of 9,950,000 shares reserved for issuance under the plan, which increase was approved by our stockholders on May 13, 1998. On April 16, 1999, our board of directors approved an increase of 17,350,000 shares reserved for issuance under the plan, which increase was approved by our stockholders on May 28, 1999. On April 18, 2000, our board approved the increase of 40,000,000 shares for which this proposal seeks stockholder approval. As of May 4, 2000, there were also 2,000,000 shares reserved for issuance under our 1997 Employee Stock Purchase Plan.

   As of May 4, 2000, options to purchase an aggregate of 32,951,170 shares of Series A common stock were outstanding under the 1997 Equity Incentive Plan and the prior plans, 33,593,312 shares had been issued pursuant to options exercised and restricted stock awards under these plans, and there were 4,316,821 shares available for issuance, but not subject to outstanding options, under these plans. As of May 4, 2000, we had granted options to purchase an aggregate of 67,336,710 shares under these plans to our employees (of which options to purchase 12,553,531 shares had been canceled or repurchased by us), including options to purchase an aggregate of 8,644,535 shares and 3,880,000 shares of restricted stock to our executive officers. We had also granted options to purchase 1,000,000 shares and awarded 6,800,000 shares of restricted stock to our non-employee directors. Of our director nominees, George Bell had been granted options to purchase 200,000 shares and Thomas Jermoluk had been granted options to purchase 1,000,000 shares and had purchased 6,000,000 shares of restricted stock pursuant to awards under these plans.

   Additionally, in April 2000, we granted options to purchase an aggregate 16,937,940 shares to our employees under the 1997 Equity Incentive Plan, subject to stockholder approval of this Proposal No. 3. Of these options, we granted options to purchase an aggregate of 1,826,782 shares to our executive officers, and we did not grant any options to non-executive officer directors.

2000 Equity Incentive Plan

   In January 2000, our board of directors adopted our 2000 Equity Incentive Plan and reserved 2,000,000 shares of our Series A common stock for issuance under this plan. This plan has been designed to meet the "broadly based plans" exemption from the stockholder approval requirement for stock option plans under the Nasdaq National Market listing requirements. The terms of the plan are substantially similar to the terms of our

1997 Equity Incentive Plan, except that this plan does not provide for grants of incentive stock options that qualify under Section 422 of the Internal Revenue Code, and that no more than 49% of the shares reserved for grant under this plan may be issued to the Chief Executive Officer, Chief Operating Officer, executive vice presidents, senior vice presidents and vice presidents of Excite@Home.

   Shares Subject to the 1997 Equity Incentive Plan. If this amendment is approved, the total number of shares of Series A common stock reserved for issuance under the plan will be 106,900,000 less:

  . the total number of shares issued by us under (1) restricted stock purchase agreements entered into prior to the effective date of the plan with employees, officers, directors, consultants, independent contractors or advisors of Excite@Home and (2) the prior plans, upon the exercise of options granted on or before the effective date of the plan; and

  . shares that are issuable as of the effective date of the plan upon exercise of options granted under the prior plans.

   The 1997 Equity Incentive Plan authorizes the award of options, restricted stock and stock bonuses. The number of shares reserved for issuance under the plan is subject to proportional adjustment to reflect stock splits, stock dividends and other similar events.

   Shares will again be available for grant and issuance under the plan if they:

  . are issuable upon exercise of an option granted under the 1997 Equity
    Incentive Plan or under the prior plans that cease to be subject to such option for any reason other than exercise of such option;

  . are subject to an award granted under restricted stock purchase agreements entered into prior to the effective date of the plan with employees, officers, directors, consultants, independent contractors or advisors of Excite@Home, or under the 1997 Equity Incentive Plan or the prior plans, that are forfeited or are repurchased by us at the original issue price; or

  . are subject to any other award granted under the 1997 Equity Incentive
    Plan or under the prior plans that otherwise terminates without shares being issued.

   Termination. The 1997 Equity Incentive Plan will terminate in May 2007, unless terminated beforehand by the board.

   Eligibility. The plan provides for the grant of both incentive stock options that qualify under section 422 of the Internal Revenue Code and nonqualified stock options. Incentive stock options may be granted only to employees of Excite@Home or of a parent or subsidiary of Excite@Home. Nonqualified stock options may be granted to employees, officers, directors, consultants, independent contractors and advisors of Excite@Home or any parent or subsidiary of Excite@Home, provided such consultants, independent contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No person will be eligible to receive more than 1,000,000 shares in any calendar year pursuant to awards under the plan other than a new employee of Excite@Home, who will be eligible to receive no more than 2,000,000 shares in the calendar year in which such employee commences employment. Opportunities to purchase shares of our Series A common stock, or restricted stock awards, and awards of shares of our Series A common stock, or stock bonuses, either of which may be subject to a right of repurchase in favor of Excite@Home or other restrictions on ownership or transfer, may be given to eligible service providers. The administrator of the plan has the authority to determine the restrictions applied to the stock. The sum of restricted stock awards, stock bonuses and options with an exercise or purchase price below fair market value issued under the plan may not exceed 20% of the total number of shares reserved for issuance under the plan as of any date.

 Terms of the Options

  . Vesting. Options under the plan generally become exercisable or vest over a four-year period.

  . Expiration Date. The maximum term of options granted under the plan is ten years.

  . Exercise Price. The exercise price of incentive stock options must be at least equal to the fair market value of our Series A common stock on the date of grant. The exercise price of incentive stock options granted to 10% stockholders must be at least equal to 110% of that value. The exercise price of nonqualified stock options must be at least equal to 85% of the fair market value of our Series A common stock on the date of grant.

  . Option Exercise and Payment Alternatives. To exercise an option, the optionee must deliver to us an executed stock option exercise agreement and full payment for the shares being purchased. Payment may be made:

   --in cash or by check;

   --by surrender of fully paid shares of our Series A common stock;

   --where permitted by applicable law and approved by the board, by tender of a full recourse promissory note having such terms as determined by the board;

   --by waiver of compensation due or accrued to an optionee for services rendered;

   --by cancellation of indebtedness of Excite@Home to the optionee;

   --through a same day sale;

   --through a margin commitment; or

   --through any combination of the foregoing where approved by the board.

  . Termination of Employment. Options granted under the plan generally expire three months after the termination of the optionee's service to Excite@Home or a parent or subsidiary of Excite@Home, except in the case of death or disability, in which case the options generally may be exercised up to 12 months following the date of death or termination of service. Options will generally terminate one month after termination for cause. Options cease vesting on the date of death or termination of service.

  . Modification and Adjustment of Options. If the number of outstanding shares of our Series A common stock is changed by a stock dividend, stock split, recapitalization, reverse stock split, subdivision, combination, reclassification or similar change in our capital structure without consideration, the number of shares of our Series A common stock available for awards under the plan and the number of shares and the exercise price per share for each outstanding option will be proportionately adjusted, subject to any required action by the board or stockholders of Excite@Home.

  . Change in Control. In the event one or more of the corporate transactions specified in the plan occurs, any or all outstanding awards may be assumed or replaced by the successor corporation. If awards are not assumed or replaced, the vesting of such awards will accelerate and all outstanding options will become exercisable in full prior to the consummation of the transaction. Any options not exercised prior to the transaction will expire.

Federal Income Tax Information

   The following is a general summary as of the date of this proxy statement of the federal income tax consequences to Excite@Home and participants under the 1997 Equity Incentive Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant has been and is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the plan.

  . Incentive Stock Options. A participant will recognize no income upon grant of an incentive stock option and will incur no tax on its exercise unless the participant is subject to the alternative minimum tax. If the participant holds the stock acquired upon exercise of an incentive stock option, or the incentive stock option shares for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the participant generally will realize long-term capital gain or loss, rather than ordinary income or loss, upon disposition of the incentive stock option shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the incentive stock option shares.

  . If the participant disposes of incentive stock option shares prior to the expiration of either required holding period, which is referred to as a disqualifying disposition, the gain realized upon such disposition, up to the difference between the fair market value of the incentive stock option shares on the date of exercise, and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the incentive stock option shares were held by the participant.

  . Alternative Minimum Tax. The difference between the fair market value of the incentive stock option shares on the date of exercise and the exercise price is an adjustment to income for purposes of the alternative minimum tax. The alternative minimum tax, which is imposed to the extent it exceeds the taxpayer's regular tax, is 26% of an individual taxpayer's alternative minimum taxable income and 28% in the case of alternative minimum taxable income in excess of $175,000. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items, including the difference between the fair market value of the incentive stock option shares on the date of exercise and the exercise price, and reducing this amount by the applicable exemption amount, $45,000 in case of a joint return, subject to reduction under certain circumstances. If a disqualifying disposition of the incentive stock option shares occurs in the same calendar year as exercise of the incentive stock option, there is no alternative minimum tax adjustment with respect to those incentive stock option shares. Also, upon a sale of incentive stock option shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the incentive stock option shares at exercise over the amount paid for the incentive stock option shares.

  . Nonqualified Stock Options. A participant will not recognize any taxable income at the time a nonqualified stock option is granted. However, upon exercise of a nonqualified stock option, the participant must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the participant's exercise price. The included amount must be treated as ordinary income by the participant and may be subject to withholding by us, either by payment in cash or withholding out of the shares to be received. Upon resale of the shares by the participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

  . Tax Treatment of Excite@Home. We generally will be entitled to a deduction in connection with the exercise of a nonqualified stock option by a participant to the extent that the participant recognizes ordinary income and we withhold tax. We will be entitled to a deduction in connection with the disposition of incentive stock option shares only to the extent that the participant recognizes ordinary income on a disqualifying disposition of the incentive stock option shares.

 ERISA

   The plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

   The approval of the amendment to this plan requires the affirmative vote of the holders of a majority of the total voting power of the shares of common stock represented in person or by proxy at the meeting and entitled to vote on the proposal.

          The board of directors recommends a vote for the amendment to our 1997 Equity Incentive Plan.

                                 PROPOSAL NO. 4

                 AMENDMENT OF 1997 EMPLOYEE STOCK PURCHASE PLAN

   Stockholders are being asked to approve an amendment to our 1997 Employee Stock Purchase Plan to increase the number of shares of Series A Common Stock reserved for issuance under the plan from 2,000,000 shares to 5,000,000 shares. Our board of directors believes that the increase is in the best interests of Excite@Home because it will permit us to attract and retain employees by providing them with appropriate equity incentives. The plan plays an important role in our efforts to attract and retain employees of outstanding ability. The following is a summary of the principal features of the plan.

   History of the 1997 Employee Stock Purchase Plan. In May 1997, the board adopted, and in July 1997 the stockholders approved, the 1997 Employee Stock Purchase Plan, to become effective on July 11, 1997, and reserved 800,000 shares of our Series A common stock for issuance under the plan. On March 18, 1998 our board of directors approved an increase of 1,200,000 shares reserved for issuance under the plan, which increase was approved by our stockholders on May 13, 1998. On April 18, 2000, our board approved the increase of 3,000,000 shares for which this proposal seeks stockholder approval. The number of shares reserved for issuance under the plan is subject to proportional adjustment to reflect stock splits, stock dividends and other similar events.

   Purpose. The plan has been established to provide employees of Excite@Home and its subsidiaries designated by the board as eligible to participate in the plan with a convenient means of acquiring an equity interest in Excite@Home, to enhance such employees' sense of participation in our affairs and to provide an incentive for continued employment. Participating employees may purchase shares of our Series A common stock from us at a discount from the market price and to pay for these shares through payroll deductions.

   Termination. The plan will terminate on May 14, 2007, unless terminated beforehand by the board or unless all shares reserved for issuance under the plan are issued prior to this date.

   Eligibility. All employees of Excite@Home, or any parent or subsidiary, are eligible to participate in an offering period (defined below) under the plan, except the following:

  . employees who are not employed by us 15 days before the beginning of such offering period;

  . employees who are customarily employed for 20 hours or less per week;

  . employees who are customarily employed for five months or less in a calendar year; and

  . employees who own stock or hold options to purchase stock or who, as a result of participation in the plan, would own stock or hold options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of our capital stock.

   As of May 4, 2000, approximately 2,450 persons were eligible to participate in the plan and 1,132,176 shares had been issued to our employees pursuant to the plan. As of that date, 867,824 shares were available for future issuance under the plan, not including the proposed amendment to the plan. As of May 4, 2000, we had granted an aggregate of 40,805 shares under this plan to our executive officers, and we had not granted any shares to non-employee directors.

   Participating employees participate in the plan through payroll deductions. A participating employee sets the rate of such payroll deductions, which may not be less than 2% nor more than 10% of the participating employee's base salary, commissions, bonuses and shift premiums, not to exceed $250,000 per calendar year; provided, however, that for purposes of determining a participant's compensation, any election by that participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Internal Revenue Code shall be treated as if the participant did not make this election. No participating employee is permitted to purchase shares under the plan at a rate which, when aggregated with such employee's rights to purchase stock under all similar purchase plans of Excite@Home, exceeds $25,000 in fair market value determined as of the offering date for each calendar year in which a participating employee participates in the plan.

   Offering Period. Each offering under the plan will be for a period of 24 months. Offering periods begin on February 1 and August 1 of each year. Each offering period generally consists of four six-month purchase periods during which payroll deductions of the participating employees are accumulated under the plan. The board has the power to set the beginning of any offering period and to change dates or the duration of offering periods or purchase periods without stockholder approval if such change is announced at least 15 days before the scheduled beginning of the first offering period or purchase period to be affected. The first day of each offering period is the offering date for such offering period and the last business day of each purchase period is the purchase date for such purchase period.

   Participating employees will participate in the purchase plan during each offering period through regular payroll deductions as described above. Participating employees may elect to participate in any offering period by enrolling as provided under the terms of the plan. Once enrolled, a participating employee will automatically participate in each succeeding offering period unless the participating employee withdraws from the offering period or the plan is terminated. After the rate of payroll deductions for an offering period has been set by a participating employee, that rate will continue to be effective for the remainder of the offering period and for all subsequent offering periods in which the participating employee is automatically enrolled unless otherwise changed by the participating employee. A participant may increase or decrease the rate of payroll deductions at any time during a purchase period, which change will continue for the remainder of the offering period, unless changed in a subsequent purchase period. Only one change in the rate of payroll deductions may be made during a purchase period. Participating employees may not purchase more than twice the number of shares the participating employee would have been eligible to purchase at 85% of the market price of a share on the offering date if the market price of a share on the purchase date drops to less than one-half of the market price on the offering date. If the number of shares calculated for purchase on a purchase date exceeds the number of shares available for issuance under the plan, we will make a pro rata allocation of the shares among participating employees.

   Purchase Price. The purchase price of shares that may be acquired in any purchase period under the plan will be 85% of the lesser of: (1) the fair market value of the shares on the offering date; or (2) the fair market value of the shares on the purchase date. The fair market value of a share of the Series A Common Stock is deemed to be the closing price of the Series A common stock on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal. As of April 28, 2000, the record date, the closing price of our Series A common stock as quoted on the Nasdaq National Market was $18.63 per share.

Federal Income Tax Information

   The following is a general summary as of the date of this proxy statement of the federal income tax consequences to Excite@Home and employees participating in the 1997 Employee Stock Purchase Plan. Federal tax laws may change and the federal, state and local tax consequences for any participating employee will depend upon his or her individual circumstances. Each participating employee has been and is encouraged to seek the advice of a qualified tax adviser regarding the tax consequences of participation in the plan.

   The 1997 Employee Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code.

   Tax Treatment of the Participating Employee. Participating employees will not recognize income for federal income tax purposes either upon enrollment in the plan or upon the purchase of shares. All tax consequences are deferred until a participating employee sells the shares, disposes of the shares by gift or dies.

   If shares are held for more than one year after the date of purchase and more than two years from the beginning of the applicable offering period, or if the participating employee dies while owning the shares, the participating employee realizes ordinary income on a sale, or a disposition by way of gift or upon death, to the extent of the lesser of: (1) 15% of the fair market value of the shares at the beginning of the offering period; or

(2) the actual gain (the amount by which the market value of the shares on the date of sale, gift or death exceeds the purchase price). All additional gain upon the sale of shares is treated as long-term capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.

   If the shares are sold or are otherwise disposed of including by way of gift, but not death, bequest or inheritance, within either the one-year or the two-year holding periods described above, which is referred to as a disqualifying disposition, the participating employee realizes ordinary income at the time of sale or other disposition, taxable to the extent that the fair market value of the shares at the date of purchase is greater than the purchase price. This excess will constitute ordinary income (not currently subject to withholding) in the year of the sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the aggregate fair market value of the shares at the date of purchase is a capital gain or loss. Capital gains may be offset by capital losses, and up to $3,000 of capital losses may be used annually against ordinary income.

   Tax Treatment of Excite@Home. We will be entitled to a deduction in connection with the disposition of shares acquired under the plan only to the extent that the participating employee recognizes ordinary income on a disqualifying disposition of the shares. We will treat any transfer of record ownership of shares as a disposition, unless we are notified to the contrary. In order to enable us to learn of disqualifying dispositions and ascertain the amount of the deductions to which we are entitled, participating employees will be required to notify us in writing of the date and terms of any disposition of shares purchased under the plan.

 ERISA

   The plan is not subject to any of the provisions of Employee Retirement Income Security Act of 1974, nor is it qualified under Section 401(a) of the Internal Revenue Code.

   The approval of the amendment to the plan requires the affirmative vote of the holders of a majority of the total voting power of the shares of common stock represented in person or by proxy at the meeting and entitled to vote on this proposal.

           The board of directors recommends a vote for the amendment to our 1997 Employee Stock Purchase Plan.

                               NEW PLAN BENEFITS

   In April 2000, we granted each employee, including executive officers, additional options to purchase our common stock based on the number of options that such employee held as of the grant date and the exercise price of each such option. These grants are subject to stockholder approval of the increase in shares reserved for issuance under our 1997 Equity Incentive Plan which is described in Proposal No. 3. The newly granted options will vest as to 16.7% of the shares in October 2000 and as to approximately 2.8% of the shares each month thereafter. The following table sets forth the number of options received by our executive officers, directors and employees pursuant to these April 2000 grants:

                                                                     Number of
                            Name and Position                         Options
                            -----------------                        ----------
     Thomas A. Jermoluk.............................................          0
      Former Chairman of the Board,
      President and Chief Executive Officer

     Kenneth A. Goldman.............................................          0
      Executive Vice President and
      Chief Financial Officer

     David P. Bagshaw...............................................    106,667
      Senior Vice President and General Manager, Customer Care

     Dean A. Gilbert................................................    185,417
      Former Senior Vice President
      and General Manager, @Home Division

     Donald P. Hutchison............................................          0
      Former Senior Vice President
      and General Manager, @Work Group

     George Bell....................................................    691,865
      Current President, Chief Executive Officer
      and Chairman of the Board

     Current Executive Officers as a group..........................  1,826,782

     Non-Employee Directors as a group..............................          0

     Non-Executive Officer Employees as a group..................... 14,819,074

   The amounts of future option grants under the 1997 Equity Incentive Plan and future purchases under the 1997 Employee Stock Purchase Plan to and by our executive officers, directors and employees are not determinable because under the terms of the 1997 Equity Incentive Plan such grants are made in the discretion of the compensation committee or its designees, and under the terms of the 1997 Employee Stock Purchase Plan such purchases are based on participant contributions. Future option exercise prices under the 1997 Equity Incentive Plan are not determinable because they are based upon the fair market value of our Series A common stock on the date of grant, and future purchase prices under the 1997 Employee Stock Purchase Plan are not determinable because they are based on the fair market value of our Series A common stock at the beginning of each offering period and on each purchase date.

                                 PROPOSAL NO. 5

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   We have selected Ernst & Young LLP as our independent auditors to perform the audit of our financial statements for 2000, and the stockholders are being asked to ratify this selection. Ernst & Young LLP has been engaged as our independent auditors since April 1, 1997, and have audited all of our financial statements since our inception. Representatives of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.

        The board of directors recommends a vote for the ratification of the selection of Ernst & Young LLP as our independent auditors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table presents information as to the beneficial ownership of our common stock as of May 4, 2000 by:

  . each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

  . each of our directors;

  . each executive officer listed in the Summary Compensation Table below;
    and

  . all of our executive officers and directors as a group.

   Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless indicated above, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Percentage ownership is based on 397,189,104 shares of common stock outstanding as of May 4, 2000. Shares of common stock subject to options or warrants exercisable on or before July 3, 2000 (within 60 days of May 4, 2000) are deemed to be outstanding and to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless indicated above, the address for each director and executive officer listed below is At Home Corporation, 450 Broadway Street, Redwood City, CA 94063.

                                                                  Percentage
                                                                 Common Stock    Percentage
                            Series A   Series B(1)    Series K   Beneficially Voting Rights of
          Name            Common Stock Common Stock Common Stock    Owned       Common Stock
          ----            ------------ ------------ ------------ ------------ ----------------
5% Stockholders
AT&T Corp.(2)...........   63,720,000   30,800,000         --        23.8%          55.1%
Comcast Corporation(3)..   31,118,924          --          --         7.8            4.6
Cox Communications,
 Inc.(4)................   29,114,600          --          --         7.3            4.3
Cablevision Systems
 Corp.(5)...............   21,893,872          --          --         5.2            3.1
Directors and Executive
 Officers
Edward S. Rogers(6).....    5,336,925          --          --         1.3              *
Thomas A. Jermoluk(7)...    4,246,709          --    1,083,334        1.3              *
William R. Hearst
 III(8).................    1,740,743          --          --           *              *
L. John Doerr(9)........    1,693,029          --          --           *              *
George Bell(10).........    1,346,620          --          --           *              *
Kenneth A. Goldman(11)..      671,834          --          --           *              *
Dean A. Gilbert(12).....      533,846          --          --           *              *
David P. Bagshaw(13)....      347,907          --          --           *              *
Donald P.
 Hutchison(14)..........       85,605          --          --           *              *
John C. Malone(15)......       14,950          --          --           *              *
C. Michael
 Armstrong(16)..........       10,000          --          --           *              *
David M. Woodrow(17)....        9,500          --          --           *              *
Brian L. Roberts(18)....        5,000          --          --           *              *
John C. Petrillo(19)....        1,500          --          --           *              *
All current directors
 and executive officers
 as a group
 (19 persons)(20).......   17,380,935          --    1,083,334        4.6            2.7

--------

  * Constitutes less than 1% of Excite@Home's outstanding common stock or voting rights as applicable.
 (1) Our certificate of incorporation provides that each share of Series B common stock entitles its holder to 10 votes on all matters subject to a vote of stockholders to which that holder is entitled to vote. If our stockholders approve the proposed amendment to our certificate of incorporation, the holders of shares of Series B common stock (currently only AT&T) will be entitled to elect a majority of the board of directors.
 (2) Represents shares held by TCI Internet Holdings, Inc., a wholly-owned subsidiary of AT&T. AT&T disclaims beneficial ownership of the shares beneficially owned by Messrs. Armstrong and Petrillo. The address of AT&T is 32 Avenue of the Americas, New York, New York 10013.

 (3) Represents shares held by Comcast PC Investments, Inc., a wholly owned subsidiary of Comcast Corporation. Comcast disclaims beneficial ownership of the shares beneficially owned by Mr. Roberts. The address of Comcast is 1500 Market Street, 35th Floor, Philadelphia, Pennsylvania 19102.
 (4) Represents shares held by Cox @Home, Inc., a wholly owned subsidiary of Cox Communications, Inc. Cox disclaims beneficial ownership of the shares beneficially owned by Mr. Woodrow. The address of Cox is 1400 Lake Hearn Drive, Atlanta, Georgia 30319.
 (5) Represents warrants held by CSC Parent Corporation, a wholly-owned subsidiary of Cablevision Systems Corporation, which are immediately exercisable with respect to 20,462,596 shares and which will become exercisable as to 1,431,276 shares when and to the extent certain cable systems are transferred to Cablevision from AT&T. The shares reported in the table above are subject to a stockholders' agreement, certain provisions of which are described in the section titled "Related Party Transactions." The address of Cablevision is 111 Stewart Avenue, Bethpage, New York 11714.
 (6) Includes warrants held by Rogers Communications Inc. which are currently exercisable with respect to 4,014,640 shares, and warrants held by Rogers Cable Inc. which are currently exercisable with respect to 322,285 shares. Mr. Rogers disclaims beneficial ownership of the shares held by these entities. Mr. Rogers is a director of Excite@Home.

 (7) Includes options that are exercisable with respect to 375,000 shares of Series A common stock on or before July 3, 2000. Mr. Jermoluk is a director of Excite@Home, and formerly served as Chairman of the Board, President and Chief Executive Officer.
 (8) Mr. Hearst is the Vice Chairman of the board of directors of Excite@Home.
 (9) Includes 622,247 shares held by trusts for which Mr. Doerr disclaims beneficial ownership except to the extent of any indirect pecuniary interest therein. Mr. Doerr is a director of Excite@Home.

(10) Includes options that are exercisable with respect to 1,286,985 shares on or before July 3, 2000. Mr. Bell is President, Chief Executive Officer and Chairman of the Board of Excite@Home.

(11) Includes options that are exercisable with respect to 128,776 shares on or before July 3, 2000, and 55,000 shares which are subject to a right of repurchase which lapses at a rate of 18,333 shares per month. Mr. Goldman is Executive Vice President and Chief Financial Officer of Excite@Home.

(12) Includes options that are exercisable with respect to 127,126 shares on or before July 3, 2000 (of which 25,000 shares would be subject to a right of repurchase if exercised). Mr. Gilbert was formerly Senior Vice President and General Manager, @Home Division of Excite@Home and is currently Chairman, @Home Solutions.
(13) Includes options that are exercisable with respect to 139,475 shares on or before July 3, 2000 (of which 12,500 shares would be subject to a right of repurchase if exercised), and 73,080 shares which are subject to a right of repurchase which lapses at a rate of 18,747 shares per month. Mr. Bagshaw is Senior Vice President and General Manager Customer Care of Excite@Home.
(14) Includes options that are exercisable with respect to 35,415 shares on or before June 10, 2000. Mr. Hutchison was formerly Senior Vice President and General Manager, @Work Division of Excite@Home.
(15) Dr. Malone is a director of Excite@Home.
(16) Mr. Armstrong is the Chairman of the Board and Chief Executive Officer of AT&T, but disclaims beneficial ownership of the shares beneficially owned by AT&T. Mr. Armstrong is a director of Excite@Home.
(17) Mr. Woodrow is the Executive Vice President of New Business Development of Cox, but disclaims beneficial ownership of the shares beneficially owned by Cox. Mr. Woodrow is a director of Excite@Home.
(18) Mr. Roberts is the President of Comcast, but disclaims beneficial ownership of the shares beneficially owned by Comcast. Mr. Roberts is a director of Excite@Home.
(19) Mr. Petrillo is the Executive Vice President of Corporate Strategy and Business Development of AT&T, but disclaims beneficial ownership of the shares beneficially owned by AT&T. Mr. Petrillo is a director of Excite@Home.

(20) Includes the shares described in all footnotes above (except 12, 13 and 14) relating to directors and executive officers, plus an additional 1,480,067 shares of Series A common stock held by seven other executives officers, of which 126,042 were subject to repurchase at May 4, 2000, and options held by four of the executive officers that are exercisable with respect to 824,058 shares of Series A common stock on or before July 3, 2000 (of which 12,500 shares would be subject to a right of repurchase by Excite@Home if exercised).

 Voting Agreements Involving 5% Stockholders

   Arrangement with Rogers and Shaw. Shares held by AT&T, Comcast and Cox were formerly subject to a voting agreement with Rogers and Shaw under which AT&T, Comcast and Cox agreed to use their reasonable best efforts to cause a representative designated jointly by Rogers and Shaw to be nominated for election to the board and an additional jointly designated representative to be afforded the right to attend all meetings of the board as a nonvoting observer. This agreement terminated in 1998. However, although Rogers and Shaw no longer hold contractual rights under this agreement, the parties to this agreement have decided for now to continue to vote in favor of electing a designee of Rogers and Shaw to the board, currently Mr. Rogers.

   Stockholders' Agreement. Each of the shares reported by AT&T, Comcast, Cox and Cablevision in the table above is subject to the provisions of a stockholders' agreement. Among other things, the stockholders' agreement provides that each principal stockholder will vote all of its shares of our voting stock in favor of any action required by the stockholders' agreement, including the election of our Chief Executive Officer to the board of directors, and that any holder of shares of Series B common stock, all of which are currently owned by AT&T, will vote all such shares in favor of the election of certain designees of AT&T, Comcast and Cox to the board as Series B Directors as follows:

  . Comcast is entitled to designate one director so long as it owns at least
    5,000,000 shares of common stock;

  . Cox is entitled to designate one director so long as it owns at least
    5,000,000 shares of common stock; and

  . AT&T is entitled to designate three directors so long as it owns at least
    7,700,000 shares of Series B common stock, two directors so long as it owns at least 6,350,000 shares of Series B common stock and one director so long as it owns at least 5,000,000 shares of Series B common stock.

   In addition, the stockholders' agreement provides, if Cablevision so requests, that we and the principal stockholders are required to take such commercially reasonable actions as are required to cause a designee of Cablevision to be appointed as a common stock director and that each principal stockholder will vote all of its shares of our voting stock in favor of the election of the Cablevision designee as a common stock director so long as Cablevision beneficially owns at least 5,000,000 shares of common stock.

   If the transactions contemplated by the recently announced agreements with our principal cable partners become effective, Comcast and Cox will waive most of their rights under this agreement, including the right to each designate one Series B director.

                                   MANAGEMENT

   The following table shows the name, age and position of each of our executive officers and directors as of May 4, 2000:

          Name           Age                     Principal Occupation
          ----           ---                     --------------------
George Bell.............  43 President, Chief Executive Officer and Chairman of the Board
Benjamin Addoms.........  37 Executive Director, MatchLogic
Leilani T. Gayles.......  45 Senior Vice President, Human Resources
Kenneth A. Goldman......  50 Executive Vice President and Chief Financial Officer
Milo S. Medin...........  37 Chief Technology Officer
John L. O'Farrell.......  41 Executive Vice President, International
Mark O'Leary............  44 Executive Vice President, Excite@Home Business Solutions
Byron Smith.............  38 Executive Vice President, Consumer Broadband Services and
                              Chief Marketing Officer
Mark Stevens............  40 Executive Vice President, Business Development

   For information about George Bell, please see "Director Nominees."

   Benjamin Addoms is Executive Director, MatchLogic and has served with Excite@Home since May 1999. From April 1997 to May 1999, he was Executive Vice President of Strategic Customer Management at MatchLogic, Inc., now a subsidiary of Excite@Home. From 1994 to April 1997, Mr. Addoms was Senior Vice President of Database Development for The Polk Company, where he was responsible for the acquisition and creation of a consumer database. Mr. Addoms holds a B.A. degree from Wesleyan University.

   Leilani T. Gayles is our Senior Vice President, Human Resources and has served with Excite@Home since October 1997. From October 1995 until October 1997, she was a human resources consultant to a variety of companies. From February 1985 until June 1995, she held various management positions at Silicon Graphics, most recently Vice President, Human Resources. Ms. Gayles holds a B.S. degree in organizational behavior from the University of San Francisco.

   Kenneth A. Goldman is our Executive Vice President and Chief Financial Officer and has served with Excite@Home since July 1996. From July 1992 to July 1996, he was Senior Vice President and Chief Financial Officer of Sybase, Inc., a database software and services company. From 1989 to July 1992, Mr. Goldman was Vice President of Finance and Administration and Chief Financial Officer at Cypress Semiconductor Corporation, a semiconductor manufacturer. Mr. Goldman serves on the board of directors of One World Systems. He holds a B.S. degree in electrical engineering from Cornell University and an M.B.A. degree from Harvard University.

   Milo S. Medin co-founded Excite@Home in June 1995, has served as Chief Technology Officer since March 1998, and served as Vice President, Networks from June 1995 until March 1998. From 1985 to June 1995, he was employed at the NASA Ames Research Center, where he was responsible for a variety of wide area networking projects, including the use of Internet technology to interconnect NASA facilities and researchers at over 200 sites in 16 countries. Mr. Medin studied computer science at the University of California at Berkeley.

   John L. O'Farrell is our Executive Vice President, International and has served with Excite@Home since April 1997. From August 1995 to April 1997, he was President of U S WEST Interactive Services, Inc., an Internet content development company. From March 1992 to August 1995, he held various positions with US West, Inc., including most recently as Vice President, Corporate Strategy. Mr. O'Farrell holds a B.E.E. degree from University College Dublin, Ireland and an M.B.A. degree from Stanford University.

   Mark O'Leary is our Executive Vice President, Excite@Home Business Solutions and has served with Excite@Home since January 2000. From 1982 to 2000, Mr. O'Leary held several positions with AT&T, most recently as Vice President of Managed Network Services, where he directed product development and product management for the AT&T Solutions organization. Mr. O'Leary holds a B.A. degree in psychology from State University of New York, Oneonta and an M.B.A. degree from St. Mary's College.

   Byron Smith is our Executive Vice President, Consumer Broadband Services and Chief Marketing Officer and has served with Excite@Home since January 2000. From January 1999 to January 2000, Mr. Smith was Vice President, Long Distance of AT&T's Consumer Services Division, where he was responsible for AT&T's consumer long distance strategy and marketing. From 1994 to January 1999, Mr. Smith held various positions with GTE Wireless, most recently Vice President of Sales, where he was responsible for all sales, distribution and gross margin. Mr. Smith holds a B.S. degree in economics and political science from Middle Tennessee State University, and an M.B.A. degree from the University of Chicago.

   Mark C. Stevens has served as Executive Vice President of Corporate and Business Development of Excite@Home since May 1999, and he served in the same capacity at Excite from January 1999 until May 1999. From 1983 until January 1999, he was in private practice with the Silicon Valley law firm of Fenwick & West LLP, where he had been a partner since 1989. Mr. Stevens received his B.S. degree in mathematics from Santa Clara University, and his J.D. from Northwestern University.

Executive Compensation

   The following table provides compensation awarded to, earned by or paid for services rendered to Excite@Home in all capacities during 1997, 1998 and 1999 by our Chief Executive Officer and our four other most highly compensated executive officers who earned at least $100,000 in 1999 and who were serving as executive officers at the end of 1999. We have also voluntarily reported this information for George Bell, who currently serves as President, Chief Executive Officer and Chairman of the Board of Excite@Home. We did not grant any other compensation, restricted stock awards or stock appreciation rights to these individuals in 1997, 1998 and 1999.

                           Summary Compensation Table

                                         Annual               Long-Term
                                      Compensation       Compensation Awards
                                    ----------------- --------------------------
                                                      Securities
                                              Annual  Underlying    All Other
 Name and Principal Position   Year  Salary   Bonus    Options   Compensation(1)
 ---------------------------   ---- -------- -------- ---------- ---------------
Thomas A. Jermoluk...........
 Former Chairman of the        1999 $500,000 $200,000       --       $1,299
 Board, Chief Executive        1998  500,000  250,000 1,000,000       1,938
 Officer and President(2)      1997  500,000  200,000       --        1,377

Kenneth A. Goldman...........
 Executive Vice President and  1999  250,000   82,500   140,000       1,924
 Chief                         1998  250,000   50,000   250,000       1,566
 Financial Officer             1997  250,000   50,000       --        1,479

David P. Bagshaw.............
 Senior Vice President and     1999  250,000   46,875    65,000       1,189
 General Manager, Customer     1998  250,000   50,000   160,000       1,566
 Care                          1997  250,000   40,000    50,000         867

Dean A. Gilbert..............
 Former Senior Vice President  1999  225,000   48,750   180,000         647
 and General Manager, @Home    1998  225,000   45,000   150,000         816
 Division(3)                   1997  202,068   30,000   100,000         425

Donald P. Hutchison..........
 Former Senior Vice President  1999  270,000   46,875   100,000         752
 and General Manager, @Work    1998  241,666   50,000   260,000         918
 Group(4)                      1997  201,203   25,000   900,000         714

George Bell..................
 Current President, Chief      1999  145,833  101,250   200,000         104
 Executive Officer and         1998      --       --        --          --
 Chairman of the Board(5)      1997      --       --        --          --

--------
(1) Represents life insurance premiums paid by Excite@Home.
(2) Mr. Jermoluk served as President until May 1999, as Chief Executive Officer until January 2000 and as Chairman of the Board until May 2000.

(3) Mr. Gilbert served as Senior Vice President and General Manager, @Home Division, until March 2000 and is currently Chairman, @Home Solutions.
(4) Mr. Hutchison resigned his position in January 2000 and left Excite@Home in March 2000.

(5) Mr. Bell became President in May 1999, Chief Executive Officer in January 2000 and Chairman of the Board in May 2000. Mr. Bell is compensated at an annual rate of $350,000 with a target bonus of $175,000 per year.

Stock Option Grants in 1999

   The following table provides information regarding each stock option grant during 1999 to the executive officers named in the Summary Compensation Table above. Each option included in the following table was granted at an exercise price equal to the fair market value of our Series A common stock on the date of grant. Each option becomes exercisable at the rate of 2.083% of the shares subject to that option per month over a period of 48 months. Each option has a term of ten years, subject to earlier termination within 90 days after the termination of the optionee's employment or consultancy relationship with us.

   The potential realizable value is calculated based on the term of the option at its time of grant, compounded annually. The 5% and 10% assumed annual rates of compounded stock price appreciation are required by the rules of the Securities and Exchange Commission, and do not represent our estimates or projections of our future stock prices. Actual gains, if any, on option exercises are dependent on future performance of our Series A common stock and overall market conditions. The potential realizable values shown in this table may never be achieved.

                                         Individual Grants
                         --------------------------------------------------
                                                                            Potential Realizable
                                                                              Value at Assumed
                         Number of  Percentage of                           Annual Rates of Stock
                           Shares   Total Options                            Price Appreciation
                         Underlying  Granted to                               for Option Terms
                          Options   Employees in  Exercise Price Expiration ---------------------
          Name            Granted    Fiscal Year    Per Share       Date        5%        10%
          ----           ---------- ------------- -------------- ---------- ---------- ----------
Thomas A. Jermoluk......        0        --              --           --           --         --

Kenneth A. Goldman......  100,000         .5%         $59.47      4/19/09   $3,739,961 $9,477,795
                           40,000         .2           34.63      8/10/99      871,019  2,207,333

David P. Bagshaw........   40,000         .2           59.47      4/19/09    1,495,984  3,791,118
                           25,000         .1           34.63      8/10/09      544,387  1,379,583

Dean A. Gilbert.........  120,000         .6           59.47      4/19/09    4,487,953 11,373,354
                           60,000         .3           34.63      8/10/09    1,306,529  3,311,000

Donald P. Hutchison.....  100,000         .5           59.47      4/19/09    3,739,961  9,477,795

George Bell.............  200,000        1.0           34.63      8/10/09    4,355,095 11,036,666

Aggregated Option Exercises in 1999 and Year-End Option Values

   The following table provides information concerning stock option exercises by each of the executive officers named in the Summary Compensation Table above who exercised options during the fiscal year ended December 31, 1999 and information concerning unexercised options held by these officers at the end of 1999. The value realized represents the difference between the deemed fair value of our Series A common stock used by us for accounting purposes and the exercise price of the option. The value of unexercised in-the-money options is based on the closing price of our Series A common stock on December 31, 1999 of $42.88 per share, minus the exercise price, multiplied by the number of shares issuable upon exercise of the option.

                                                  Number of Securities        Value of Unexercised
                                                 Underlying Unexercised       In-the-Money Options
                           Shares                  Options at Year-end             at Year-end
                         Acquired on   Value    --------------------------- -------------------------
          Name            Exercise    Realized  Exercisable   Unexercisable Exercisable Unexercisable
          ----           ----------- ---------- -----------   ------------- ----------- -------------
Thomas A. Jermoluk......       --           --     250,000        250,000   $2,343,750   $2,343,750

Kenneth A. Goldman......    33,720   $1,736,217     67,527        288,753    1,007,468    3,945,845

David P. Bagshaw........       --           --     107,705(1)     167,295    2,293,133    2,883,427

Dean A. Gilbert.........    66,101    2,444,809     82,231(2)     261,668      429,808    4,062,434

Donald P. Hutchison.....       --           --     163,330        296,670    4,235,656    5,308,084

George Bell(3)..........   257,560   16,400,546  1,072,860      1,158,568   37,350,755   12,558,348

--------
(1) Of these shares, 18,750 are unvested and subject to a right of repurchase which lapses at a rate of 1,041 shares per month.
(2) Of these shares, 37,500 are unvested and subject to a right of repurchase which lapses at a rate of 2,083 shares per month.
(3) Of the options exercised during 1999 and held as of December 31, 1999 by Mr. Bell, options to purchase 2,288,988 shares were received by Mr. Bell in connection with our acquisition of Excite, Inc.

Employment and Severance Agreements

   Employment Agreement with George Bell. In May 1999, we entered into an employment agreement with Mr. Bell, to become our President and a director. The agreement established Mr. Bell's initial annual base salary at $210,000 and provides for bonuses of up to $150,000 per year, based on the achievement of performance objectives agreed to between Mr. Bell and our board of directors. The term of the agreement is four years. We will provide Mr. Bell with a standard benefits package, including pension, profit sharing, executive bonuses, stock purchases, stock options, health and vacations, during the term of his employment. The agreement provides that, in the event Mr. Bell is terminated without formal cause or is constructively terminated, he shall receive an amount equal to one year of base salary, the vesting of his options to purchase our Series A common stock shall accelerate by one year, and he shall be allowed to participate in our general benefit plans for one year following such termination. The agreement also restricts Mr. Bell from competing with us for a period of one year following termination of his employment with us. Mr. Bell's employment is considered an "at-will" agreement. We or Mr. Bell may terminate the employment relationship at any time for any reason.

   Employment Agreement with Thomas Jermoluk, as amended. In June 1996, we entered into an employment agreement with Mr. Jermoluk, to become our Chairman, Chief Executive Officer and President. The agreement established Mr. Jermoluk's initial annual base salary at $500,000 per year and provided for bonuses of up to $200,000 per year based on the performance of Excite@Home with respect to its annual operating plan. In July 1996 we sold to Mr. Jermoluk 3,000,000 shares of our Series A common stock at a purchase price of $0.05 per share and 50,000 shares of our Series K preferred stock at a purchase price of $10.00 per share. Of these shares, 75% were subject to a right of repurchase by Excite@Home which vested as to 2.08% per month. The Series K preferred stock was converted into 1,000,000 shares of Series K common stock in connection with our initial public offering. The agreement provided that, so long as Mr. Jermoluk was employed by us, and for 90 days after if his employment was terminated without cause, if Mr. Jermoluk had sold any of his vested shares at an average price less than $5.00 per share, we would have been obligated to pay Mr. Jermoluk the difference between $5.00 per share and the average price for each share sold, and if Mr. Jermoluk had been employed by us after July 2000, we would have been obligated to pay Mr. Jermoluk the difference between $10.00 per share and the average price for each share sold. Upon termination of Mr. Jermoluk's employment, we would have an obligation to repurchase Mr. Jermoluk's unvested shares at the price per share that he originally paid for the shares. If we terminated Mr. Jermoluk's employment without cause, we would be obligated to pay Mr. Jermoluk's base salary and bonus for six months after the date of the termination, and our right to repurchase any unvested shares would lapse at the date of the termination.

   We amended this employment agreement effective January 2000 to provide that, in contemplation of a potential restructuring of Excite@Home, the termination of Mr. Jermoluk's position as Chief Executive Officer of Excite@Home for any reason, including his resignation, would be treated as termination without cause under the employment agreement. Accordingly, Mr. Jermoluk received a lump sum payment of six months' salary upon his termination as Chief Executive Officer in January 2000, and our right to repurchase the shares of Series A common stock and Series K common stock sold to Mr. Jermoluk under the agreement lapsed with respect to the remaining six months of the vesting period for such shares. The amendment provides that the option to purchase 1,000,000 shares of our Series A common stock granted to Mr. Jermoluk in December 1998 will continue to vest through December 2000 so long as Mr. Jermoluk continues to serve as a director of Excite@Home.

   Severance Agreement with Donald Hutchison. In January 2000, we entered into a separation agreement with Mr. Hutchison, formerly the Senior Vice President and General Manager of our @Work division. This agreement provided that Mr. Hutchison would resign his position effective December 31, 1999 and his employment with us would terminate effective February 15, 2000, which we later extended into March 2000. We agreed that Mr. Hutchison's option to purchase our Series A common stock that he recieved upon joining Excite@Home had vested with respect to 116,667 shares in accordance with the terms of a letter agreement dated February 10, 1997 between us and Mr. Hutchison. In addition, Mr. Hutchison continued to receive the same employee benefits, including salary, medical benefits and vesting of stock options, until the termination of his employment in March 2000.

                      REPORT OF THE COMPENSATION COMMITTEE

   This Report of the Compensation Committee is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under the Securities Act or Exchange Act.

   Final decisions regarding compensation and stock option grants to executive officers are made by the compensation committee of the board of directors. The committee is composed of two non-employee directors, neither of whom has any interlocking relationships as defined by the Securities and Exchange Commission. During 1999, John Doerr and David Woodrow served on the committee.

General Compensation Policy

   The committee acts on behalf of the board to establish the general compensation policy of Excite@Home. The committee reviews base salary levels and target bonuses for the Chief Executive Officer and our other executive officers each year. The committee also administers our 1997 Equity Incentive Plan, the 1997 Employee Stock Purchase Plan and the 2000 Equity Incentive Plan. The committee has delegated to the Chief Executive Officer the authority to grant stock options to non-executive employees.

   The committee's philosophy in compensating executive officers, including the Chief Executive Officer, is to relate compensation to corporate and individual performance and customer satisfaction. Consistent with this philosophy, salary adjustments and the incentive component of executive officer compensation is determined after a review of Excite@Home's and the individual's performance for the previous year. Long-term equity incentives for executive officers are affected through the granting of stock options under the 1997 Equity Incentive Plan and the 2000 Equity Incentive Plan.

   Our Senior Vice President of Human Resources assists the committee by making available competitive executive compensation data, such as stock data, for companies with whom we compete for executive talent. Some of these companies are included in the Morgan Stanley High Technology Index, the line of business index used by us in the "Company Stock Price Performance" graph set forth in this proxy statement.

1999 Executive Compensation

   Executive compensation for 1999 included base salary, cash bonuses and stock option grants. In December 1999, the Chief Executive Officer recommended that the committee grant bonuses to certain executives under our 1998 Executive Bonus Plan that included the following measures of performance: Excite@Home revenue, Excite@Home earnings, and customer satisfaction. The target amounts ranged from 25% to 40% of base salary. Based primarily on customer satisfaction and company performance considerations, the committee approved bonuses equal to 75% of the target amounts for 1999.

   The following table sets forth stock options to purchase Series A common stock granted to executive officers in 1999. The exercise price for each of these options is equal to the closing sale price for our Series A common stock on the Nasdaq National Market on the date of grant:

                                       Number
                                         of        Number of
                                       Options Executive Officers Exercise Price
Date of Grant                          Granted  Granted Options     Per Share
-------------                          ------- ------------------ --------------
April 19, 1999........................ 780,000          9             $59.47
August 10, 1999....................... 830,000         11             $34.63
January 11, 2000...................... 755,000          9             $37.13

   The majority of these options vest and become exercisable on a monthly basis for 48 months after the date of grant. Certain exceptional grants aimed at executive retention have a shorter vesting period. Options were granted on the recommendation of the Chief Executive Officer in recognition of Excite@Home meeting certain financial and operational goals for 1999 and the significant individual contributions of these executives, and taking into consideration the number of vested shares and the goal of executive retention.

Compensation of Chief Executive Officer

   Mr. Jermoluk was hired by us pursuant to an employment agreement dated July 19, 1996 which provides for a base salary of $500,000 and a target bonus of $200,000 per year. In December 1999, the committee solicited input from our board members concerning Mr. Jermoluk's performance as part of the process of determining Mr. Jermoluk's bonus for 1999. As most of our board members represent our major customers and investors, the committee carefully evaluated this input in assessing Mr. Jermoluk's performance. Based on this input, Excite@Home meeting certain financial and operational goals for 1999, Mr. Jermoluk's leadership in connection with our financing activities, the acquisition of Excite and our rapid growth, the committee awarded Mr. Jermoluk a bonus of $200,000.

   We amended this employment agreement effective January 2000 to provide that, in contemplation of a potential restructuring of Excite@Home, the termination of Mr. Jermoluk's position as Chief Executive Officer of Excite@Home for any reason, including his resignation, would be treated as termination without cause under the employment agreement. Accordingly, Mr. Jermoluk received a lump sum payment of six months' salary upon his termination as Chief Executive Officer in January 2000, and our right to repurchase the shares of Series A common stock and Series K common stock sold to Mr. Jermoluk under the agreement lapsed with respect to the remaining six months of the vesting period for such shares. The amendment provides that the option to purchase 1,000,000 shares of our Series A common stock granted to Mr. Jermoluk in December 1998 will continue to vest through December 2000 so long as Mr. Jermoluk continues to serve as a director of Excite@Home.

   Mr. Jermoluk was replaced by Mr. Bell as our Chief Executive Officer in January 2000. In 2000, the amount of Mr. Bell's bonus will be determined based on our success in meeting our financial targets, operational objectives, including cable partner and subscriber satisfaction, and strategic goals. In May 1999, we entered into an employment agreement with Mr. Bell which established Mr. Bell's initial annual base salary at $210,000 and provides for bonuses of up to $150,000 per year, based on the achievement of performance objectives agreed to between Mr. Bell and our board of directors. The term of the agreement is four years. The agreement provides that, in the event Mr. Bell is terminated without formal cause or is constructively terminated, he shall receive an amount equal to one year of base salary, the vesting of his options to purchase our Series A common stock shall accelerate by one year, and he shall be allowed to participate in our general benefit plans for one year following such termination. In November 1999, the committee increased Mr. Bell's salary to $350,000 with a target bonus amount equal to 50% of base salary in recognition of his expanded role within the company.

2000 Equity Incentive Plan

   In January 2000, our board of directors adopted our 2000 Equity Incentive Plan and reserved 2,000,000 shares of our Series A common stock for issuance under this plan. This plan has been designed to meet the "broadly based plans" exemption from the stockholder approval requirement for stock options under the Nasdaq National Market listing requirements. The terms of the plan are substantially similar to the terms of our 1997 Equity Incentive Plan, except that this plan does not provide for grants of incentive stock options that qualify under Section 422 of the Internal Revenue Code, and that no more than 49% of the shares reserved for grant under this plan may be issued to the Chief Executive Officer, executive vice presidents, senior vice presidents and vice presidents of Excite@Home.

Compliance with Section 162(m) of the Internal Revenue Code of 1986

   We intend to comply with the requirements of Section 162(m) of the Internal Revenue Code. Our 1997 Equity Incentive Plan is already in compliance with
Section 162(m) by limiting stock awards to named executive officers. We do not expect cash compensation for 1999 for any executive officer to exceed $1,000,000 for any individual. In addition, the 2000 Equity Incentive Plan is not in compliance with Section 162(m).

                                          COMPENSATION COMMITTEE

                                          L. John Doerr
                                          David M. Woodrow

                        COMPANY STOCK PRICE PERFORMANCE

   The stock price performance graph below is required by the Securities and Exchange Commission. This graph shall not be deemed to be filed under the Securities Act or Exchange Act, or incorporated by reference by any general statement incorporating this proxy statement by reference into any filing made under the Securities Act or Exchange Act, except to the extent that we specifically incorporate this graph by reference.

   The graph below compares the cumulative total stockholder return on our Series A common stock, the Nasdaq Stock Market--Composite Index and the Morgan Stanley High Technology Index. Cumulative total stockholder return represents share value appreciation through December 31, 1999, assuming the investment of $100 in the Series A common stock of Excite@Home at the initial public offering price of $5.25 per share on July 11, 1997 and in each of the other indexes on the same date, and reinvestment of all dividends. The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of our common stock.

                        [PERFORMANCE GRAPH APPEARS HERE]

             The above graph was plotted using the following data:

                                                               Morgan Stanley
                           At Home      Nasdaq Stock Market--       High
                         Corporation       Composite Index     Technology Index
                      ----------------- ---------------------------------------
                      Market Investment           Investment         Investment
                      Price    Value     Index      Value     Index    Value
                      ------ ---------- ---------------------------- ----------
   07/11/97.......... $ 5.25    $100    $     1,495      $100 $  461    $100
   12/31/97.......... $12.56    $239    $     1,570      $105 $  447    $ 97
   12/31/98.......... $37.13    $707    $     2,193      $146 $  874    $190
   12/31/99.......... $42.88    $816    $     4,069 $     271 $1,842    $400

                           RELATED PARTY TRANSACTIONS

   Other than the transactions described in "Executive Compensation" above, employment contracts, compensatory plans or arrangements and similar arrangements not required to be reported and the transactions described below, there has not been since January 1, 1999, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

  . in which the amount involved exceeded or will exceed $60,000; and

  . in which any director, executive officer, holder of more than 5% of our common stock or any member of his or her immediate family had or will have a direct or indirect material interest.

Letter Agreement and Term Sheets with AT&T, Comcast and Cox

   On March 28, 2000, we entered into a letter agreement and term sheets with AT&T, Comcast and Cox, our principal cable partners. Among other things, this agreement provides for the extension of our relationship with AT&T until June 4, 2008, and the extension of our relationship with Comcast and Cox until June 4, 2006, upon the expiration of our existing master distribution agreement and local cable operator agreements beginning on June 4, 2002, and a reorganization of our corporate governance. The letter agreement contemplates that the parties will enter into definitive agreements covering these transactions; however, if these definitive agreements are not entered into by June 26, 2000, then the letter agreement and attached term sheets will constitute the definitive agreement. The following is a summary of the letter agreement and term sheets. You can find more information by reviewing the agreement and term sheets in their entirety, which are filed as an exhibit to our current report on Form 8-K filed with the Securities and Exchange Commission on April 3, 2000.

   Effect on Existing Agreements. Under the letter agreement, the existing master distribution agreement and local cable operator agreements between us and our principal cable partners remain in effect until June 4, 2002. However, Comcast or Cox may terminate the mutual exclusivity obligations of the existing master distribution agreement, or the entire master distribution agreement and the local cable operator agreements, at any time on or after June 4, 2001 by providing at least 6 months' prior written notice. The termination would take effect on the June 4 or December 4 next occurring after the expiration of the notice period. The letter agreement provides that, in the event of such a termination, we and the terminating party will commence executing an exit plan contained in the term sheets to the letter agreement which involves the transfer of certain subsystems and network elements to the terminating party. In the event of such a termination by Comcast, any right of repurchase that applies to shares of our Series A common stock held by Comcast will lapse. Additionally, Comcast may terminate the exclusivity obligations of the existing master distribution agreement at any time if required to do so by Microsoft under an agreement between those companies, but in this event shares of our Series A common stock held by Comcast would be subject to a right of repurchase by us as provided in the existing master distribution agreement.

   Distribution Arrangements After June 4, 2002. The letter agreement provides that beginning June 4, 2002, we will provide AT&T, Comcast and Cox with platform-connectivity services used in delivering their high-speed residential Internet access services over their United States cable systems. This agreement will not prevent each cable partner from offering a choice of Internet access service providers and portals on its high-speed Internet system. Additionally, each of these cable partners will make our portal available for selection, and will display our portal prominently, on its high-speed residential Internet access start page. These cable partners have agreed not to affirmatively remarket any alternative portal to existing Excite@Home subscribers as of June 4, 2002. Each of these cable partners will pay us a marketing fee, on a "most favored nations" basis, for each new subscriber that we induce to use such cable partner's Internet access service, and we will pay a marketing fee to these cable partners for each of their Internet access subscribers that chooses our portal. In addition, AT&T and we have agreed to work together to deliver services to consumers via advanced television, narrowband initiatives and, subject to negotiation with AT&T Wireless Group, wireless services.

   Comcast or Cox may terminate the new master distribution agreement at any time on or after June 4, 2002, by providing six months' prior written notice. The termination would take effect on the June 4 or

December 4 next occurring after the expiration of the notice period. Upon termination, the terminating party would forfeit all or a portion of the warrants that it received under the letter agreement, as described below, and we and the terminating party would commence executing an exit plan which involves the transfer of certain subsystems and network elements to the terminating party. Regardless of whether Comcast or Cox terminates the existing or new master distribution agreement, Comcast and Cox each has the right to negotiate commercial arrangements with us, on a most favored nations basis so long as at least 50% of such party's broadband residential Internet access subscribers use our platform/connectivity service, or otherwise on terms reasonably comparable to those offered to other parties.

   Issuance of New Warrants and Conversion of Shares. Upon the execution of the letter agreement, we granted to AT&T, Comcast and Cox warrants to purchase two shares of our Series A common stock for each home passed by their respective cable systems. We expect the total number of shares to be issuable under these warrants will be approximately 85 million shares. The exercise price for these warrants is $29.54 per underlying share. AT&T's warrants will become 100% vested and exercisable on June 4, 2002, subject to limited exceptions, and subject to volume limitations on disposition of the underlying shares at a rate of 16.67% per year. Warrants issued to Comcast and Cox will vest as to 1/6 of the total shares on June 4, 2001 and as to an additional 1/12 each six months thereafter so long as the existing master distribution agreement, the letter agreement or superceding definitive agreements, as applicable, have been continuously in effect up to such date. We will also grant additional warrants for increases in homes passed, and each warrant granted by us will be subject to forfeiture based on decreases in homes passed or for failure to bring new systems in compliance with the distribution provisions of the letter agreement. Upon the effectiveness of these transactions, AT&T's warrants will instead become exercisable for one share of Series A common stock and one share of Series B common stock for each home passed. We will record the fair values of these warrants as they are earned by the cable partners and amortize such amounts to operations over the terms of the new distribution agreements.

   In addition, upon the effectiveness of these transactions, we will issue to AT&T one share of our Series B common stock, each share of which entitles its holder to 10 votes, in exchange for each share of our Series A common stock surrendered by AT&T to us, up to a maximum number of shares equal to the number of shares subject to the AT&T warrant described above. We expect to issue approximately 50 million shares of our Series B common stock in this exchange, which, when considered together with the above warrants, would result in AT&T holding approximately 25% of the total outstanding shares of our common stock and approximately 74% of our voting power, each on a fully-diluted basis.

   Warrants to purchase approximately 8.9 million shares of our Series A common stock which Comcast acquired in connection with its acquisition of cable systems from Prime-Potomac, L.P., Prime-Chicago L.P., Jones Intercable Inc. and Garden State Cablevision L.P. will be amended to eliminate performance vesting conditions and will become exercisable in six-month increments over the original vesting terms of these warrants. The distribution agreements assumed by Comcast in connection with these warrants may be terminated by Comcast at the same time that it terminates the existing or new master distribution agreement.

   "Put" Rights Granted by AT&T to Comcast and Cox. Under the agreement, AT&T has granted Comcast and Cox the right to sell their shares of our Series A common stock to AT&T for a minimum price of $48 per share at any time between January 1, 2001, and June 4, 2002, up to a maximum of $1.5 billion for Comcast and $1.4 billion for Cox. If the average share price of our Series A common stock exceeds $48 for 15 days before and 15 days after either Comcast or Cox exercises its right to sell, the exercising party will receive the higher price per share, with the number of shares saleable to be reduced in accordance with the maximum obligations described above. Comcast and Cox have the right to take payment in cash or in shares of AT&T stock.

   If we separate our portal/content business from our platform/connectivity business, AT&T, Comcast, Cox and we will, if requested by Comcast or Cox, work together to try to exchange, on a tax-free basis, all of the shares of Series A Common Stock then owned by Comcast or Cox, as the case may be, for shares reflecting our separate business units in a manner that would provide the same economic result to each party as would have resulted if Comcast or Cox, as the case may be, had exercised the put for the maximum number of shares of Series A Common Stock then remaining subject to the put.

   Corporate Governance Changes. Upon the effectiveness of these transactions, Comcast and Cox will waive most of their rights under the current stockholders' agreement among those parties, us, AT&T and other Excite@Home stockholders, including the right to designate a director to our board. The designees of Comcast and Cox who currently serve on our board will resign their board positions on the effective date of these transactions. We are seeking stockholder approval of an amendment to our fifth amended and restated certificate of incorporation, which is described under Proposal No. 1, to implement related corporate governance changes. The primary effect of this amendment will be that AT&T will acquire voting control over all board actions, and Comcast and Cox will no longer have the right to veto a board action by voting together against a board action.

   Effectiveness of the Transactions. Completion of these transactions is subject to stockholder approval of the amendment to our fifth amended and restated certificate of incorporation which is described under Proposal No. 1, receipt of any required approval by the Nasdaq Stock Market and receipt of any other consents, approvals and waivers as are necessary to complete these transactions in a manner that results in the economic effects contemplated by these transactions. We have received written confirmation from the Nasdaq National Market that the proposed issuance of additional shares of our Series B common stock does not violate Nasdaq's voting rights policy. If these transactions do not become effective on or before September 30, 2000, then any party to the letter agreement, other than a party whose failure to comply with its obligations has caused this delay, may terminate this agreement.

Other Agreements with our Cable Partners

   Backbone capacity contract with AT&T. In December 1998, we entered into an agreement with AT&T to create a nationwide Internet protocol network utilizing AT&T's backbone to support broadband services throughout North America on a cost-effective basis. Under this agreement, we paid AT&T fees of $57 million in 1999 and we will pay AT&T fixed fees of $45 million in 2000, as well as recurring maintenance fees, which will total approximately $5 million in 2000, over the 20-year term of the agreement. We amended this agreement to provide that we would pay AT&T an additional $4 million in fees under this agreement. We amended this agreement again in September 1999 to provide that, in exchange for AT&T assuming up to an additional $10.5 million in expenses under an agreement assumed from us by AT&T, we would pay AT&T an additional $8 million in fees during 1999.

   Issuance of a warrant to InterMedia in 1999 and transfer of shares to AT&T. In January 1999, we issued a warrant to InterMedia Partners IV L.P. to purchase up to 2.5 million shares of our Series A common stock at an exercise price of $5.25 per share. This warrant was issued in connection with a new distribution agreement entered into in January 1999. This warrant vested and became exercisable with respect to approximately 2.3 million shares based on homes passed by InterMedia's cable systems and new subscribers to the @Home service. In October 1999, AT&T acquired InterMedia's cable system in Nashville, Tennessee. Pursuant to the agreement, InterMedia transferred warrants to purchase approximately 1 million shares upon the completion of this acquisition to AT&T, which warrants are vested with respect to approximately 560,000 shares and the remainder of which will vest if certain targets for homes passed and new subscribers are met.

   Agreement with Jupiter Communications and Sumitomo Corporation. In April 1999, we announced an agreement with Jupiter Communications and Sumitomo Corporation to form Excite@Home Japan, a joint venture to launch our first service offering in Asia. We own 43% of the joint venture, Jupiter owns 36%, and Sumitomo owns 21%. In addition, we will receive up to $7.5 million in start-up fees and 12.5% of the total subscription fees paid by Excite@Home Japan subscribers. The warrants become exercisable upon the satisfaction of milestones based upon upgrades to the cable infrastructure and development of subscriber and partner relationships. The Liberty Media Corporation, which is controlled by AT&T, owns 40% of Jupiter.

   Excite Promotion, Distribution and License Agreement with AT&T. In March 1998, Excite and AT&T entered into an agreement which provides for the promotion of AT&T on Excite's web sites. This agreement was amended on January 15, 1999 and April 1, 1999 to revise certain performance and payment terms. We assumed this agreement in connection with our acquisition of Excite in May 1999. Under the amended agreement, we are obligated to develop and make available a co-branded web site with AT&T and provide ad-serving services on this web site. We are also obligated to provide AT&T branded text links and banner advertisements on Excite's web sites and technical assistance to AT&T related to trials of its voice-based Internet services, including AT&T Chat 'N Talk. In addition, we are responsible for providing MatchLogic services including targeted e-mail, user research and promotional campaign services. In 1999, AT&T paid us cash and provided services totaling approximately $5 million in exchange for our services under this agreement.

   @Work Internet Agreement with AT&T. In July 1999, we entered into an agreement with TCI Cable Management Corporation, a subsidiary of AT&T, covering the offering of commercial Internet services to businesses using AT&T's cable infrastructure and our network infrastructure. These services include connectivity to a subscriber's local area network, multiple workstation support, use of Excite@Home content and our browser, domain name registration, and email access and support. Under the agreement, AT&T is obligated to pay us a monthly fee of 50% of its gross monthly recurring subscription fees for these services. Although AT&T is responsible for providing certain equipment in connection with subscribers' use of the services, AT&T may require us to assume this obligation on a cost-plus basis. AT&T and we have also agreed to cooperate in marketing and selling the service, and we will receive certain fees in connection with our sales activities. AT&T is entitled to "most favored nation" terms with respect to the services covered by the agreement. This agreement with AT&T will remain in effect until June 30, 2002, subject to earlier termination in certain circumstances, including on 90 days' written notice by AT&T at any time after the completion of the first nine months of the agreement. In 1999, revenues recorded by us under this agreement were insignifcant.

   Web Hosting Agreement with AT&T. In September 1999, we entered into an agreement with a subsidiary of AT&T in connection with the offering of shared web hosting services to small and medium-sized businesses marketed under the AT&T brand. Under this agreement, we design and develop the web hosting services, and receive a wholesale fee from AT&T for each subscriber to this service. In 1999, we received $100,000 in set-up fees and recorded less than $100,000 in web hosting revenues under this agreement.

   Sublease with Comcast. In January 2000, we entered into a sublease agreement with Comcast Online Communications, Inc., a subsidiary of Comcast, covering approximately 19,000 square feet of office space in Bala Cynwyd, Pennsylvania. Monthly rent equals $33,250 and the sublease will expire on June 30, 2003.

   Mobile Channel Agreement with AT&T Wireless. In March 2000, we entered into an agreement with AT&T Wireless to provide Excite@Home content to subscribers of AT&T Wireless' PocketNet Service. Under the agreement, AT&T Wireless will offer Excite@Home content on the PocketNet Service, and we will promote the PocketNet Service on our www.excite.com website.

   Professional Services Agreement with AT&T. In April 2000, we entered into a Professional Services Agreement to retain AT&T Solutions Inc., a subsidiary of AT&T, to assist us with various projects relating to our network infrastructure including email stabilization support, HVAC/power stabilization support, operations planning and staff augmentation, the preparation of service level agreements, and the review of possible outsourcing options. We anticipate AT&T will complete these projects within 45 days, although we are free to terminate the agreement any time. Total fees under the agreement are anticipated to total approximately $2.0 million.

   Other Transactions. Additionally, we received revenues from AT&T, Comcast and Cox of $475,000, $442,000 and $185,000 for wholesale connectivity and access services and other miscellaneous services.

   Certain Other Related Party Revenues Received During 1999. During 1999, we received revenues under the following agreements entered into prior to 1999:

     1. Master Distribution Agreement with AT&T, Comcast, Cox and Cablevision--We recorded revenues in 1999 for services performed by us on behalf of each of these cable partners under this agreement of $338,000 from AT&T and $855,000 from Comcast, and the revenues we recorded from Cox and Cablevision were insignificant. We recorded expenses of approximately $215,000 in 1999 in connection with AT&T's provision of support services under this agreement.

     2. Agreement with TCG--We recorded expenses of approximately $6.5 million in 1999 in connection with TCG's services under this agreement.

     3. Set-top Device Agreement with AT&T--AT&T paid us approximately $8.1 million in 1999 under this agreement.

     4. @Work Remote Agreement with AT&T, Comcast and Cox--AT&T, Comcast and Cox paid us approximately $860,000, $270,000 and $270,000, respectively, in 1999 under this agreement.

     5. @Work Internet Agreement with Cox--Cox paid us approximately $371,000 in 1999 under this agreement.

   The terms of each of these agreements were described in our proxy statement for our 1999 annual stockholders' meeting.

Agreements with our Executive Officers and Directors

   Loan to Mark Stevens. In March 1999, Excite loaned $1,000,000 to Mark Stevens, currently our Executive Vice President of Corporate and Business Development. We assumed the right to repayment under this loan in connection with our acquisition of Excite in May 1999. The loan bore interest at an average annual rate of 4.66%. Mr. Stevens repaid the remaining amount due under this loan in January 2000.

   Loan to Byron Smith. As part of our employment offer letter dated January 4, 2000 to Mr. Smith, our Senior Vice President of Marketing, we agreed to extend two loans of $150,000 each to assist Mr. Smith in the purchase of a home. Each loan will be made pursuant to a full recourse promissory note, to be secured by the home and the shares subject to Mr. Smith's stock options. The first loan will have a term of four years, and one fourth of the principal amount and accrued interest to date will be forgiven by us each year. The second loan will have a term of five years, with the principal due on the fifth anniversary of the loan or ninety days following the termination of Mr. Smith's employment with us. We will forgive the interest on this second loan each year. If Mr. Smith sells any of the shares subject to his stock options, all proceeds will first be applied against all unpaid principal and interest under the second loan. In addition, if Mr. Smith sells shares subject to his stock options after voluntary termination of his employment with us or termination by us for cause, proceeds will be applied against all unpaid principal and interest under both loans. The loans will bear interest at a rate to be determined, and will be available to Mr. Smith until January 4, 2001.

   Indemnification agreements with directors and executive officers. We have entered into indemnification agreements with certain of our directors and executive officers, including some that began serving as directors or executive officers within the past year. These agreements provide the maximum indemnity available to them under Section 145 of the Delaware General Corporation Law and under our bylaws, as well as certain additional procedural protections. These agreements provide generally that we will advance expenses incurred by directors and executive officers in any action or proceeding as to which they may be indemnified, and require us to indemnify such individuals to the fullest extent permitted by law.

                             STOCKHOLDER PROPOSALS

   Stockholder proposals for inclusion in our proxy statement and form of proxy relating to our 2001 annual meeting of stockholders must be received no later than December 20, 2000. Stockholders wishing to bring a proposal before the 2001 annual meeting of stockholders (but not include it in the proxy materials for this meeting) must provide written notice of such proposal to the Secretary of Excite@Home at our principal executive offices no later than March 15, 2001.

                             AVAILABLE INFORMATION

   We will provide, without charge, upon the request of each person to whom a proxy statement is delivered, by first class mail within one business day of receipt of such request, a copy of our 1999 annual report, our 1997 Equity Incentive Plan and our 1997 Employee Stock Purchase Plan. Requests should be directed to:

       At Home Corporation
       Investor Relations Department
       450 Broadway Street
       Redwood City, California 94063
       (650) 556-5000

   Our 1999 annual report on Form 10-K may also be obtained through the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

                         COMPLIANCE UNDER SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16 of the Exchange Act requires our directors and certain of our officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market. Such persons are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and written representations from these officers and directors, we believe that all Section 16(a) filing requirements were met during fiscal 1999, except that one transaction by Robert Lerner that was required to be reported on a Form 4 in March 1999 was filed late.

                                 OTHER BUSINESS

   Our board of directors does not presently intend to bring any other business before the meeting, and, so far as we know, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

   Whether or not you plan to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares will be represented at the meeting.

                                                                         ANNEX A

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                       OF
                              AT HOME CORPORATION
                            (a Delaware Corporation)

   AT HOME CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

   FIRST. The name of the Corporation is At Home Corporation. The original Certificate of Incorporation of the Corporation was filed on March 28, 1995. An Amended and Restated Certificate of Incorporation was filed on August 29, 1995, a Second Amended and Restated Certificate of Incorporation was filed on August 1, 1996, a Certificate of Retirement was filed on August 2, 1996, a Third Amended and Restated Certificate of Incorporation was filed on August 14, 1996, a Certificate of Amendment was filed on April 11, 1997, a Certificate of Designation of Series C Convertible Participating Preferred Stock was filed on April 11, 1997, a Certificate of Amendment was filed on July 15, 1997, a Fourth Amended and Restated Certificate of Incorporation was filed on July 16, 1997, a Certificate of Amendment was filed on July 9, 1998, a Fifth Amended and Restated Certificate of Incorporation was filed on May 28, 1999, a Certificate of Designation of Series A Non-Voting Preferred Stock was filed on December 13, 1999, a Certificate of Designation of Series B Non-Voting Preferred Stock was filed on February 9, 2000, a Certificate of Designation of Series C Non-Voting Preferred Stock was filed on February 9, 2000 and a Certificate of Correction to the Certificate of Designation of Series B Non-Voting Preferred Stock was filed on March 31, 2000. The name under which the Corporation was originally incorporated is "at Home Corporation."

   SECOND. Pursuant to Section 242(b) of the Delaware General Corporation Law (the "DGCL") the Board of Directors of the Corporation has duly adopted, and a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote as a class has approved, the amendments of the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment.

   THIRD. Pursuant to Section 242 of the DGCL, the text of the Fifth Amended and Restated Certificate of Incorporation is hereby amended to read as set forth below. The Certificates of Designation of the Series A, Series B and Series C Non-Voting Preferred Stock filed subsequent to the filing of the Fifth Amended and Restated Certificate of Incorporation are not amended hereby and continue in full force and effect.

                                   ARTICLE I

                                      NAME

   The name of the Corporation is At Home Corporation.

                                   ARTICLE II

                               REGISTERED OFFICE

   The address of the registered office of the Corporation in the State of Delaware is One Rodney Square, 10th Floor, Tenth and King Streets, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is RL&F Service Corp.

                                  ARTICLE III

                                    PURPOSE

   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                   ARTICLE IV

                                AUTHORIZED STOCK

   The total number of shares of capital stock which the Corporation shall have authority to issue is one billion, one hundred and nineteen million, six hundred fifty thousand (1,119,650,000) shares, of which one billion, one hundred ten million (1,110,000,000) shares shall be common stock with a par value of $.01 per share ("Common Stock"), and nine million, six hundred fifty thousand (9,650,000) shares shall be preferred stock with a par value of $.01 per share ("Preferred Stock"). Said shares of Common Stock and Preferred Stock shall be divided into the following series:

     (a) One billion (1,000,000,000) shares of Common Stock shall be of a series designated as "Series A Common Stock";

     (b) One hundred and ten million (110,000,000) shares of Common Stock shall be of a series designated as "Series B Common Stock";

     (c) Ten thousand six hundred and seventy three and five hundred forty nine thousandths (10,673.549) shares of Preferred Stock have been designated as Series A Non-Voting Convertible Preferred Stock ("Series A Preferred Stock");

     (d) One thousand and eight (1,008) shares of Preferred Stock have been designated as Series B Non-Voting Convertible Preferred Stock ("Series B Preferred Stock");

     (e) One thousand two hundred and seventy nine (1,279) shares of Preferred Stock have been designated as Series C Non-Voting Convertible Preferred Stock ("Series C Preferred Stock"); and

     (f) Nine million six hundred and thirty seven thousand and thirty nine and four hundred fifty one thousandths (9,637,039.451) shares of Preferred Stock are undesignated as to series and are issuable in accordance with the provisions of Section C of this Article IV (the "Series Preferred Stock").

   The description of the Common Stock and the Preferred Stock and the relative rights, preferences, privileges and limitations thereof, or the method of fixing and establishing the same, are as hereinafter in this Article IV set forth:

                                   SECTION A

                                  DEFINITIONS

   Unless the context otherwise requires, the terms defined in this Section A shall have, for all purposes of this Certificate, the meanings herein specified:

   "Additional Directors" has the meaning set forth in Section A(2) of Article V of this Certificate.

   "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with such Person.

   "AT&T" shall mean AT&T Corp., a New York corporation.

   "AT&T Broadband" shall mean AT&T Broadband, LLC, a Delaware limited liability company, but in the event of a Qualified Spin Off Transaction (as defined in the Stockholders' Agreement) such terms shall mean the Spin Off Parent (as defined in the Stockholders' Agreement) resulting from such Qualified Spin Off Transaction.

   "Board" or "Board of Directors" shall mean the Board of Directors of the Corporation and, unless the context indicates otherwise, shall also mean, to the extent permitted by law, any committee thereof authorized, with respect to any particular matter, to exercise the power of the Board of Directors of the Corporation with respect to such matter.

   "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

   "Capital stock" shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock.

   "Certificate" shall mean this Certificate of Incorporation of the Corporation, as it may from time to time hereafter be amended or restated.

   "Comcast Sub" shall mean Comcast PC Investments, Inc., a Delaware corporation, and any Controlled Affiliate of Comcast Corporation to which Company Securities are transferred in accordance with the terms of the Stockholders' Agreement.

   "Company Securities" has the meaning given to such term in the Stockholders' Agreement.

   "Common Stock" shall mean the Series A Common Stock and the Series B Common Stock, collectively.

   "Control" shall mean the direct or indirect power to direct the management and policies of any Person, whether through the ownership of voting securities, by contract, management agreement or otherwise.

   "Controlled Affiliate" shall mean, as to any Person, any other Person which is Controlled by such Person.

   "Corporation" has the meaning set forth in the preamble to this Certificate.

   "Cox Sub" shall mean Cox @Home, Inc. a Delaware corporation, and any Controlled Affiliate of Cox Communications, Inc. to which Company Securities are transferred in accordance with the terms of the Stockholders' Agreement.

   "DGCL" has the meaning set forth in the preamble to this Certificate.

   "HSR Act and Rules" has the meaning set forth in Section B(7) of Article IV of this Certificate.

   "March 28 Equity Arrangements" shall mean (i) any warrants granted or to be granted by the Corporation to AT&T, Comcast Corporation and Cox
Communications, Inc., and (ii) the share exchange between the Corporation and AT&T, in each case pursuant to the letter agreement dated March 28, 2000 and the term sheets attached thereto, among the Corporation, AT&T, Comcast Corporation and Cox Communications, Inc.

   "Outside Director" means any director of the Corporation who (i) is not an officer (other than any Vice Chairman) of, or employed by, the Corporation or its Subsidiaries and (ii) is not an Affiliate or Associate (as defined in Rule 405 under the Securities Act of 1933, as amended) of any of Cox Enterprises, Inc., a Delaware corporation, Comcast Corporation or AT&T Broadband, LLC, or any of their respective Controlled Affiliates (other than the Corporation or its Subsidiaries).

   "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

   "Preferred Stock" shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and any other series of the Series Preferred Stock, collectively.

   "Proceeding" has the meaning set forth in Section C(2) (a) of Article V of this Certificate.

   "Series A Common Stock" shall mean the Series A Common Stock, par value $0.01 per share, of the Corporation.

   "Series A Directors" has the meaning set forth in Section B(1)(b)(i) of
Article IV of this Certificate.

   "Series A Preferred Stock" shall mean the Series A Preferred Stock par value $0.01 per share, of the Corporation.

   "Series B Common Stock" shall mean the Series B Common Stock, par value $0.01 per share, of the Corporation.

   "Series B Directors" has the meaning set forth in Section B(1)(b)(i) of
Article IV of this Certificate.

   "Series B Preferred Stock" shall mean the Series B Preferred Stock par value $0.01 per share, of the Corporation.

   "Series C Preferred Stock" shall mean the Series C Preferred Stock par value $0.01 per share, of the Corporation.

   "Series Common Stock Directors" has the meaning set forth in Section B(1)(b)(i) of Article IV of this Certificate.

   "Series Preferred Stock" has the meaning set forth in clause (g) of Article IV of this Certificate.

   "Share Distribution" has the meaning set forth in Section B(4)(a) of Article IV of this Certificate.

   "Stockholders' Agreement" shall mean that certain Amended and Restated Stockholders' Agreement, dated as of July 16, 1997, by and among the Corporation, TCI Sub, Comcast Sub, Cox Sub, Kleiner, Perkins, Caufield & Byers VII, KPCB Information Sciences Zaibatsu Fund II, James Clark and certain Affiliates of such Persons, as amended from time to time.

   "Subsidiary" of any Person shall mean (i) a corporation a majority of the capital stock of which, having voting power under ordinary circumstances to elect directors, is at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person and (ii) any other Person (other than a corporation) in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, has (x) a majority ownership interest or
(y) the power to elect or direct the election of a majority of the members of the governing body of such first-named Person.

   "TCI Sub" shall mean TCI Internet Holdings, Inc., a Colorado corporation, and any Controlled Affiliate of AT&T to which Company Securities are transferred in accordance with the terms of the Stockholders' Agreement.

                                   SECTION B

                                  COMMON STOCK

   Each share of the Series A Common Stock and each share of the Series B Common Stock shall, except as otherwise provided in this Section B, be identical in all respects and shall have equal rights and privileges.

   1. Voting Rights.

   (a) General Voting Rights. Holders of Series A Common Stock shall be entitled to one vote for each share of such stock held and holders of Series B Common Stock shall be entitled to ten votes for each share of such stock held on all matters presented to the holders of Common Stock of the Corporation.

   Except as otherwise provided in this Certificate and except as may otherwise be required by the DGCL or, with respect to any series of Series Preferred Stock, in any resolution or resolutions providing for the establishment of such series pursuant to authority vested in the Board of Directors by this Certificate, the holders of shares of Series A Common Stock, the holders of shares of Series B Common Stock and the holders of shares of each series of Preferred Stock entitled to vote thereon, if any, shall vote as one class with respect to the election of directors and with respect to all other matters to be voted on by stockholders of the Corporation (including, without limitation, any proposed amendment to this Certificate that would increase the number of authorized shares of Series A Common Stock, of Series B Common Stock or of any other class or series of stock or decrease the number of authorized shares of any such class or series of stock (but not below the number of shares thereof then outstanding)), and no separate vote or consent of the holders of shares of Series A Common Stock, the holders of shares of Series B Common Stock or the holders of shares of any series of Preferred Stock shall be required for the approval of any such matter.

   (b) Election of Series Common Stock Directors.

     (i) So long as there are not fewer than 10,000,000 shares of Series B Common Stock outstanding, the holders of Series B Common Stock, voting as a single series, shall have the exclusive right, acting by written consent given in accordance with paragraph 1(b)(vi) below or by vote at a meeting called for that purpose, to elect the smallest number of directors which constitutes a majority of the entire Board of Directors (such directors elected by the holders of the Series B Common Stock are hereinafter collectively referred to as the "Series B Directors").

     In the event that the holders of Series B Common Stock are entitled to elect any Series B Common Stock Director(s), then so long as there are any shares of Series A Common Stock outstanding, the holders of Series A Common Stock, voting as a single series, shall have the right, acting by written consent given in accordance with paragraph 1(b)(vi) below or by vote at a meeting called for that purpose, to elect two directors, each of whom must qualify as an Outside Director (such directors elected by the holders of the Series A Common Stock are hereinafter referred to as the "Series A Directors," and together with the Series B Directors, the "Series Common Stock Directors").

     (ii) Each Series Common Stock Director shall hold such position until the earliest of the next meeting or written consent of stockholders entitled to vote on the election of said director, his resignation or his removal.

     (iii) At any meeting of stockholders having as a purpose the election of directors by holders of the Series A Common Stock and/or holders of the Series B Common Stock, as the case may be, the presence, in person or by proxy, of the holders of a majority of the voting power of the Series A Common Stock then outstanding shall be required and be sufficient to constitute a quorum for the election of the Series A Directors, and the presence, in person or by proxy, of the holders of a majority of the voting power of the Series B Common Stock then outstanding shall be required and be sufficient to constitute a quorum for the election of the Series B Directors. Each Series A Director to be elected at such meeting shall be elected by a plurality of the votes of the shares of the holders of Series A Common Stock present in person or represented by proxy at such meeting and entitled to vote in the election of Series A Directors or by written consent of the holders of such shares given in accordance with paragraph 1(b)(vi) below. Each Series B Director to be elected at such meeting shall be elected by a plurality of the votes of the shares of holders of Series B Common Stock present in person or represented by proxy at such meeting and entitled to vote in the election of Series B Directors or by written consent of the holders of such shares given in accordance with paragraph 1(b)(vi) below.

     At any such meeting or adjournment thereof, (i) the absence of a quorum of such holders of shares of the Series A Common Stock or the Series B Common Stock, as the case may be, shall not prevent the election of the directors to be elected by the holders of shares other than the series of Common Stock the holders of which do not constitute a quorum for such election at such meeting, and the absence of a quorum of holders of shares other than the Series A Common Stock or the Series B Common Stock shall not prevent the election of the directors to be elected by the holders of the Series A Common Stock or the Series B Common Stock, as the case may be, and
  (ii) in the absence of a quorum of holders of (x) shares of the Series A Common Stock or Series B Common Stock, (y) shares other than the Series A Common Stock or Series B Common Stock, or (z) shares of all such classes and series, holders of a majority of the shares, present in person or by proxy, of each class or series of stock which lack a quorum shall have power to adjourn the meeting for the election of directors which such class or series is entitled to elect, from time to time, without notice (subject to applicable law) other than announcement at the meeting, until a quorum shall be present.

     (iv) Except as provided in paragraph 1(b)(v) below, any vacancy in the office of a Series Common Stock Director occurring during the effectiveness of the applicable provisions of paragraph 1(b)(i) above shall be filled solely by the holders of the series of Common Stock entitled to vote for such Series Common Stock Director by vote of such holders as provided in paragraph 1(b)(iii) above at a meeting called for such purpose or by written consent of such holders given in accordance with paragraph 1(b)(vi) below.

     (v) A Series Common Stock Director may be removed without cause by the vote or by written consent of the holders of a majority of the outstanding shares of Series A Common Stock or Series B Common Stock, as the case may be, which elected such Series Common Stock Director. Any vacancy in the office of a Series Common Stock Director shall be filled by the affirmative vote of the holders of a majority of the outstanding shares of the applicable series of Common Stock entitled to elect the Series Common Stock Director so removed at a meeting, which may be the same meeting at which the removal of such Series Common Stock Director was voted upon, or by written consent of the holders of such series of Common Stock given in accordance with paragraph 1(b)(vi) below; provided, however, that if there is a vacancy in the office of one of the two Series A Directors, the remaining Series A Director shall have the power to fill the vacancy. Any director elected to fill a vacancy shall serve the same remaining term as that of his or her predecessor and until his or her successor has been chosen and has qualified.

     (vi) With respect to actions by the holders of the Series A Common Stock or Series B Common Stock upon those matters on which such holders are each entitled to vote separately as a separate series, such actions may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of Series A Common Stock or Series B Common Stock, as the case may be, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of such series of Series A Common Stock or Series B Common Stock entitled to vote thereon were present and voted, and shall be delivered to the Corporation as provided in the DGCL. Notice shall be given in accordance with the applicable provisions of the DGCL of the taking of corporate action without a meeting by less than unanimous written consent.

     (vii) The right of the holders of any series of Common Stock to elect Series Common Stock Directors shall be in addition to their right to vote, together as a single class with the holders of the Series A

  Common Stock, Series B Common Stock and any series of Preferred Stock so entitled to vote, acting by written consent or by vote at a meeting called for the purpose of election of directors, in the election of all Additional Directors.

   2. Conversion Rights.

   (a) General; Mechanics of Conversion. Each share of Series B Common Stock shall be convertible at any time, at the option of the holder thereof, into one share of Series A Common Stock.

     (i) Any such conversion of Series B Common Stock may be effected by any holder of shares of Series B Common Stock by surrendering such holder's certificate or certificates for the shares of such stock, duly endorsed, at the office of the Corporation or any transfer agent for the Series B Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of such Series B Common Stock represented by such certificate and stating the name or names in which such holder desires the certificate or certificates for Series A Common Stock to be issued.

     (ii) If so required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or the duly authorized representative of such holder. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Series A Common Stock to which such holder shall be entitled as herein provided (provided that the Corporation will use commercially reasonable efforts to make such delivery within two Business Days after receipt of the certificate or certificates, notice, and if required, instruments of transfer referred to above). Such conversion shall be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer referred to above, and the Person or Persons entitled to receive the Series A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Series A Common Stock on that date; provided, however, that the conversion may, at the option of any holder surrendering Series B Common Stock for conversion, be conditioned upon notice by such holder to the Corporation of the occurrence of any specified event.

   (b) Reservation of Shares. A number of shares of Series A Common Stock equal to the number of shares of Series A Common Stock that would be outstanding upon conversion of all shares of Series B Common Stock outstanding from time to time, shall be set aside and reserved for issuance upon conversion of shares of Series B Common Stock.

   (c) No Reissuance. Shares of Series B Common Stock that have been converted hereunder shall be retired and shall not be reissued. Shares of Series A Common Stock shall not be convertible into shares of any other series or class.

   3. Dividends. Dividends shall be payable only if, as and when declared by the Board of Directors out of the assets of the Corporation legally available therefor. Subject to paragraph 4 of this Section B, whenever a dividend is paid to the holders of one series of Common Stock, the Corporation shall also pay to the holders of all other series of Common Stock a dividend per share equal to the dividend per share paid to the holders of such first series of Common Stock.

   4. Share Distributions.

   (a) General. The Corporation may declare and pay a distribution consisting of shares of Common Stock or any other securities of the Corporation or any other Person (hereinafter sometimes called a "share distribution") to holders of the Common Stock only in accordance with the provisions of this paragraph 4 of this Section B of this Article IV.

   (b) Distributions. If at any time a share distribution is to be made with respect to the Series A Common Stock or Series B Common Stock, such share distribution may be declared and paid only as follows:

     (i) a share distribution consisting of shares of Series A Common Stock (or any securities of the Corporation that are convertible into, or exercisable or exchangeable for, or evidence the right to purchase shares of Series A Common Stock) to holders of Series A Common Stock and Series B Common Stock, on an equal per share basis; or consisting of shares of Series A Common Stock (or securities of the Corporation that are convertible into, or exercisable or exchangeable for, or evidence the right to purchase shares of Series A Common Stock) to holders of Series A Common Stock and, on an equal per share basis, shares of Series B Common Stock (or securities of the Corporation that are convertible into, or exercisable or exchangeable for, or evidence the right to purchase shares of Series B Common Stock) to holders of Series B Common Stock; or

     (ii) a share distribution consisting of any class or series of securities of the Corporation or any other Person other than as described in paragraph 4(b)(i) above, on the basis of a distribution of identical securities, on an equal per share basis, to holders of Series A Common Stock and Series B Common Stock or on the basis of a distribution of different classes or series of securities to holders of Series A Common Stock and Series B Common Stock; provided, however, that (x) the securities so distributed (and, if applicable, the securities into which the distributed securities are convertible, or for which they are exercisable or exchangeable, or which the distributed securities evidence the right to purchase) do not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provisions, (y) such rights and provisions shall not differ to a greater extent than the corresponding differences in voting rights, designation, conversion and share distribution provisions among the Series A Common Stock and the Series B Common Stock and (z) in each case such distribution is otherwise made on an equal per share basis.

   (c) Reclassifications. The Corporation shall not reclassify, subdivide or combine any series of Common Stock without reclassifying, subdividing or combining all other series of Common Stock, on an equal per share basis.

   5. Liquidation and Dissolution. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the prior payment in full of the preferential amounts (including any accumulated and unpaid dividends) to which any series of Preferred Stock is entitled, the holders of Series A Common Stock, the holders of Series B Common Stock and the holders of any class or series of Preferred Stock entitled to participate in such distribution shall share equally, on a share for share basis (on an as converted into Common Stock basis with respect to any shares of Preferred Stock which are convertible into Common Stock, unless the designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock provide otherwise), in the assets of the Corporation remaining for distribution to holders of Common Stock. Neither the consolidation or merger of the Corporation with or into any other Person or Persons nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 5 of Section B of Article IV.

   6. Limitation on Issuance of Series B Common Stock. Except (i) for the shares of Series B Common Stock to be issued pursuant to the March 28 Equity Arrangements and (ii) as approved by the stockholders of the Corporation entitled to vote as described in paragraph 1(a) of Section B of this Article IV, no shares of Series B Common Stock shall be issued except pursuant to paragraph 4 of Section B of this Article IV.

   7. Regulatory Matters. If any shares of Series A Common Stock which would be issuable upon conversion of shares of Series B Common Stock require registration with or approval of any governmental authority before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible cause such shares to be duly registered or approved, as the case may be. Without limiting the foregoing, if the conversion of such shares shall be subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act and Rules"), the Corporation shall promptly comply with any applicable filing or notice requirements under the HSR Act and Rules and use its reasonable commercial efforts to furnish the information required in connection therewith to the Federal Trade Commission and the Antitrust Division of the Department of Justice. If applicable, the Corporation shall use its reasonable commercial efforts to list the shares of Series A Common Stock issuable upon conversion of the Series B Common Stock, in each case prior to delivery of such shares of Series A Common Stock upon such conversion, on the principal national securities exchange (including, but not limited to, the Nasdaq National Market) on which such shares are listed at the time of such delivery.

                                   SECTION C

                             SERIES PREFERRED STOCK

   The Series Preferred Stock may be issued, from time to time, in one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors. The Board of Directors, in such resolution or resolutions (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix:

     (i) the distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

     (ii) the dividend rate or amounts, if any, for the particular series, the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on stock of the particular series shall be cumulative and the relative rights of priority, if any, or participation, if any, with respect to payment of dividends on shares of that series;

     (iii) the rights of the shares of each series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of each series;

     (iv) the right, if any, of the holders of a particular series to convert or exchange such stock into or for other classes or series of a class of stock or indebtedness of the Corporation, and the terms and conditions of such conversion or exchange, including provision for the adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine; provided, however, that no series of Series Preferred Stock shall have the right to convert into Series B Common Stock;

     (v) the voting rights, if any, of the holders of a particular series;

     (vi) the terms and conditions, if any, for the Corporation to purchase or redeem shares of a particular series; and

     (vii) any other relative rights, powers, preferences and limitations of a particular series of the Series Preferred Stock.


   The Board of Directors is authorized to exercise its authority with respect to fixing and designating various series of the Series Preferred Stock and determining the relative rights, powers and preferences thereof to the full extent permitted by applicable law, subject to any stockholder vote that may be required by this Certificate.

   All shares of any one series of the Series Preferred Stock shall be alike in every particular. Except to the extent otherwise provided in the resolution or resolutions providing for the issue of any series of Series
Preferred Stock, the holders of shares of such series shall have no voting rights except as may be required by the laws of the State of Delaware. Further, unless otherwise expressly provided in the Certificate of Designation for a series of Series Preferred Stock, no consent or vote of the holders of shares of Series Preferred Stock or any series thereof shall be required for any amendment to this Certificate that would increase the number of authorized shares of Series Preferred Stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of Series Preferred Stock or the number of authorized shares of any series thereof (but not below the number of shares of Series Preferred Stock or of such series, as the case may be, then outstanding).

   Except as may be provided by the Board of Directors in a Certificate of Designation or by law, shares of any series of Series Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall be retired and shall not be reissued.

                                   ARTICLE V

                                   DIRECTORS

                                   SECTION A
                             NUMBER AND DESIGNATION

   The governing body of the Corporation shall be a Board of Directors. So long as there are not fewer than 10,000,000 shares of Series B Common Stock outstanding, the Board of Directors shall consist of no fewer than seven (7) and no more than seventeen (17) directors, with the exact number of directors constituting the entire Board of Directors to be specified from time to time in accordance with this Certificate by action of the Board of Directors. If the number of shares of Series B Common Stock outstanding falls below 10,000,000, the minimum number of directors shall be three (3).

   1. Series Common Stock Directors. The Series Common Stock Directors shall be elected by the holders of the applicable series of Common Stock, subject to, and in the manner provided in, Article IV of this Certificate.

   2. Additional Directors. At any meeting of stockholders having as a purpose the election of directors, to the extent that the total number of directors constituting the entire Board exceeds the number of Series Common Stock Directors, any additional directors (the "Additional Directors") shall be elected by the holders of the Common Stock and, if so fixed by the resolution or resolutions of the Board of Directors creating, designating and establishing such series of Series Preferred Stock, the holders of voting shares of Series Preferred Stock, subject to, and in the manner provided in, Article IV of this Certificate.

                                   SECTION B

                                 BOARD ACTIONS

   1. Vote Required for Actions of the Board or Committees of the Board.

   Except as otherwise provided by law or this Certificate, any action or approval by the Board of Directors or any committee thereof shall be deemed taken or given by the approval of such action or matter by a majority of the members of the Board of Directors or committee present at a meeting at which a quorum of the Board of Directors or committee, as the case may be, is present or a written consent to such action executed by all the members of the Board of Directors or committee, respectively.

                                   SECTION C
                  LIMITATION ON LIABILITY AND INDEMNIFICATION

   1. Limitation On Liability. To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

   2. Indemnification.

     (a) Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any Person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that he, or a Person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section C. The Corporation shall be required to indemnify a Person in connection with a proceeding (or part thereof) initiated by such Person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     (b) Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

     (c) Claims. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

     (d) Non-Exclusivity of Rights. The rights conferred on any Person by this paragraph shall not be exclusive of any other rights which such Person may or hereafter acquire under any statute, provision of this Certificate, the Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

     (e) Other Indemnification. The Corporation's obligation, if any, to indemnify any Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

   3. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Section C shall not adversely affect any right or protection hereunder of any Person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                   SECTION D

                              AMENDMENT OF BYLAWS

   In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors, by action taken in accordance with the provisions of the Bylaws of the Corporation is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the Bylaws of the Corporation.

                                   ARTICLE VI

                                      TERM

   The term of existence of the Corporation shall be perpetual.

                                  ARTICLE VII

                              STOCK NOT ASSESSABLE

   The capital stock of the Corporation shall not be assessable. It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of the Corporation. This Certificate shall not be subject to amendment in this respect.

                                  ARTICLE VIII

                                DGCL SECTION 203

   The Corporation shall not be governed by Section 203 of the DGCL.

   IN WITNESS WHEREOF, said corporation has caused this Certificate of Amendment of Certificate of Incorporation of At Home Corporation to be executed
and attested by its duly authorized officers on this      day of        , 2000.

                                          AT HOME CORPORATION

                                          By: _________________________________
                                                     Name: George Bell

                                                 Title: President and Chief
                                                   Executive Officer


Attest: ___________________________

      Name: Mark Stevens
         Title: Secretary

                                                                 1662-PS-00

PROXY                                                    CONFIDENTIAL,
                       AT HOME CORPORATION                FOR USE OF
                       450 BROADWAY STREET                COMMISSION
                      REDWOOD CITY, CA 94063                 ONLY

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints George Bell and Kenneth A. Goldman, or either of them, as proxies each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of At Home Corporation ("Excite@Home") held of record by the undersigned on April 28, 2000, at the annual meeting of stockholders of Excite@Home to be held on June 20, 2000, and at any adjournment or postponement thereof.

This proxy, when properly executed and returned in a timely manner, will be voted at this annual meeting and any adjournment or postponement thereof in the manner described herein. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS AND IN THEIR DISCRETION ON ANY OTHER BUSINESS MATTERS OR PROPOSALS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

See reverse side. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

          CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE
--------------------------------------------------------------------------------
                     FOLD AND DETACH HERE

This proxy is solicited on behalf of the            Please mark  [X]
Board of Directors of Excite@Home. The Board        your votes as
of Directors unanimously recommends that you        indicated in
vote "FOR" each of the proposals.                   this example.
                                                   CONFIDENTIAL, FOR USE
                                                   OF COMMISSION ONLY

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE
                              ENCLOSED ENVELOPE.

1. Amendment of Excite@Home's fifth amended and restated certificate of incorporation to:

                                                FOR      AGAINST     ABSTAIN
    i.   increase the authorized number of      [_]        [_]         [_]
         shares of Series B common stock from
         30,800,000 to 110,000,000,to provide
         for shares of Series B common stock
         to be issued to AT&T in exchange for
         shares of Series A common stock and
         upon exercise of warrants issued or
         to be issued to AT&T, and create an
         exception to the restriction against
         issuing shares of Series B common
         stock to provide for these issuances;

                                                FOR      AGAINST     ABSTAIN
    ii.  increase the authorized number of      [_]        [_]         [_]
         shares of Series A common stock from
         683,700,000 to 1,000,000,000;

                                                FOR      AGAINST     ABSTAIN
    iii. eliminate the authorized shares of     [_]        [_]         [_]
         Series K common stock;

                                                FOR      AGAINST     ABSTAIN
    iv.  provide that holders of shares of      [_]        [_]         [_]
         Series B common stock, voting
         together as a separate series, will
         be entitled to elect a majority of
         the board of directors;

                                                FOR      AGAINST     ABSTAIN
    v.   change the minimum number of           [_]        [_]         [_]
         directors such that, so long as
         there are at least 10 million shares
         of Series B common stock outstanding,
         the minimum number of directors will
         be 7, and otherwise that the minimum
         number of directors will be 3;

                                                FOR      AGAINST     ABSTAIN
    vi.  eliminate all supermajority and        [_]        [_]         [_]
         unanimous board voting requirements
         and special voting requirements for
         related party transactions, and
         instead provide that all board
         actions be approved by the vote of
         a majority of the board or the vote
         of a majority of the relevant
         committee of the board; and

                                                FOR      AGAINST     ABSTAIN
    vii. eliminate the .Com committee of the    [_]        [_]         [_]
         board, which is comprised of our
         Chief Executive Officer and certain
         other directors not affiliated with
         our principal cable partners, and
         which was empowered to review and
         approve connectivity and promotional
         agreements between us and our
         principal cable partners but has
         never been called upon to do so.

The approval of the proposed amendment to our certificate of incorporation is conditioned upon the approval of each item of the amendment set forth in this Proposal 1.


                                                FOR      AGAINST     ABSTAIN
2. Election of the following nominees to the    [_]        [_]         [_]
   Excite@Home Board of Directors:

   SERIES A DIRECTORS              SERIES B DIRECTORS    ADDITIONAL DIRECTORS
   ------------------              ------------------    --------------------
   Edward S. Rogers                C. Michael Armstrong    George Bell
   William R. Hearst, III          John C. Petrillo        Mohan Gyani
                                   Brian L. Roberts        Thomas A. Jermoluk
                                   Daniel E. Somers        Richard Roscitt
                                   David M. Woodrow

                                                FOR      AGAINST     ABSTAIN
3. Amendment of Excite@Home's 1997 Equity       [_]        [_]         [_]
   Incentive Plan to increase the number of shares of Series A common stock reserved for issuance under this plan by 40,000,000 shares.

                                                FOR      AGAINST     ABSTAIN
4. Amendment of Excite@Home's 1997 Employee     [_]        [_]         [_]
   Stock Purchase Plan to increase the number
   Of shares of Series A common stock reserved for issuance under this plan by 3,000,000 shares.

                                                FOR      AGAINST   ABSTAIN
5. Ratification of the appointment of Ernst &   [_]        [_]       [_]
   Young LLP as Excite@Home's independent
   auditors for 2000.


Signature(s)                                                  Date:      , 2000
-------------------------------------------------------------       _____

This proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized officer executing on behalf of the partnership.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

     DOCUMENTS NOT INCLUDED AS PART OF THE REGISTRANT'S PROXY STATEMENT




                              AT HOME CORPORATION

                          1997 EQUITY INCENTIVE PLAN

                          As Adopted May 15, 1997 and
                    Amended March 18, 1998, April 16, 1999
                              and April 18, 2000


     1. PURPOSE. The purpose of this Plan is to provide incentives to attract,
        -------
retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company's future performance through awards of Options, Restricted Stock and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 23.

     2. SHARES SUBJECT TO THE PLAN.
        --------------------------

        2.1 Number of Shares Available. Subject to Sections 2.2 and 18, the
            --------------------------
total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 106,900,000 Shares*, less: (a) the total number of Shares issued by the Company under (i) restricted stock purchase agreements entered into prior to the Effective Date of this Plan with employees, officers, directors, consultants, independent contractors or advisors of the Company and
(ii) the Company's 1996 Incentive Stock Option Plan or 1996 Incentive Stock Option Plan No. 2 (the "Prior Plans") pursuant to the exercise of options granted on or before the Effective Date; and (b) Shares that are issuable as of the Effective Date upon exercise of options granted under the Prior Plans.

        Subject to Sections 2.2 and 18 hereof, Shares that: (a) are subject to issuance upon exercise of an option granted under the Prior Plans or under this Plan that cease to be subject to such option for any reason other than exercise of such option; (b) are subject to an award granted under restricted stock purchase agreements entered into prior to the Effective Date of this Plan with employees, officers, directors, consultants, independent contractors or advisors of the Company, the Prior Plans, or this Plan, that are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to any other award granted under the Prior Plans or under this Plan that otherwise terminates without Shares being issued, will again be available for grant and issuance in connection with future Awards under this Plan.

        At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

        The sum of (a) Restricted Stock Awards, (b) Stock Bonus Awards, or (c) Options with a Purchase Price or Exercise Price, as the case may be, below Fair Market Value issued under this Plan may not exceed 20% of the total number of Shares reserved for grant and issuance pursuant to this Plan as of any date.

        2.2 Adjustment of Shares. In the event that the number of outstanding
            --------------------
Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of
                                            --------  -------
a Share will not be issued but will either be replaced
------------------------------
*    Reflects an increase of 40,000,000 shares on April 18, 2000

                                                             At Home Corporation
                                                      1997 Equity Incentive Plan


by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

     3. ELIGIBILITY. ISOs (as defined in Section 5 below) may be granted only to
        -----------
employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No person will be eligible to receive more than 1,000,000 Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company) who are eligible to receive up to a maximum of 2,000,000 Shares in the calendar year in which they commence their employment. A person may be granted more than one Award under this Plan.

     4. ADMINISTRATION.
        --------------

        4.1 Committee Authority. This Plan will be administered by the Committee
            -------------------
or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

     (a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

     (b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

     (c)  select persons to receive Awards;

     (d)  determine the form and terms of Awards;

     (e) determine the number of Shares or other consideration subject to Awards;

     (f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

     (g)  grant waivers of Plan or Award conditions;

     (h)  determine the vesting, exercisability and payment of Awards;

     (i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

     (j)  determine whether an Award has been earned; and

     (k) make all other determinations necessary or advisable for the administration of this Plan.

          4.2 Committee Discretion. Any determination made by the Committee with
              --------------------
respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

                                                             At Home Corporation
                                                      1997 Equity Incentive Plan


     5. OPTIONS. The Committee may grant Options to eligible persons and will
        -------
determine whether such Options will be Incentive Stock Options within the meaning of the Code ("ISO") or Nonqualified Stock Options ("NQSOs"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

        5.1 Form of Option Grant. Each Option granted under this Plan will be
            --------------------
evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO ("Stock Option Agreement"), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

        5.2 Date of Grant. The date of grant of an Option will be the date on
            -------------
which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

        5.3 Exercise Period. Options may be exercisable within the times or upon
            ---------------
the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be
                                 --------  -------
exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by
             -------- -------
attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company ("Ten Percent Stockholder") will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

        5.4 Exercise Price. The Exercise Price of an Option will be determined
            --------------
by the Committee when the Option is granted and may be not less than 85% of the Fair Market Value of the Shares on the date of grant; provided that: (i) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 8 of this Plan.

        5.5 Method of Exercise. Options may be exercised only by delivery to the
            ------------------
Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

        5.6 Termination. Notwithstanding the exercise periods set forth in the
            -----------
Stock Option Agreement, exercise of an Option will always be subject to the following:

  (a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant's Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

  (b) If the Participant is Terminated because of Participant's death or Disability (or the Participant dies within three (3) months after a Termination other than because of

                                                             At Home Corporation
                                                      1997 Equity Incentive Plan


          Participant's death or disability), then Participant's Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant's death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant's death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

     (c) If a Participant is terminated for Cause, then the Participant may exercise such Participant Options only to the extent that such Options would have been exercisable upon the Termination Date no later than one (1) month after the Termination Date (or such shorter period as may be determined by the Committee), but in any event, no later than the expiration date of the Options. In making such determination, the Board shall give the Participant an opportunity to present to the Board evidence on his behalf. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is terminated.

          5.7  Limitations on Exercise. The Committee may specify a reasonable
               -----------------------
minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

          5.8  Limitations on ISO. The aggregate Fair Market Value (determined
               ------------------
as of the date of grant) of Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISO are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

          5.9  Modification, Extension or Renewal. The Committee may modify,
               ----------------------------------
extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum
--------  -------
Exercise Price that would be permitted under Section 5.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

          5.10 No Disqualification. Notwithstanding any other provision in this
               -------------------
Plan, no term of this Plan relating to ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under
Section 422 of the Code.

     6.   RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company
          ----------------
to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the "Purchase Price"), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

     6.1 Form of Restricted Stock Award. All purchases under a Restricted Stock
         ------------------------------
Award made pursuant to this Plan will be evidenced by an Award Agreement ("Restricted Stock Purchase Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

     6.2 Purchase Price. The Purchase Price of Shares sold pursuant to a
         --------------
Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted, except in the case of a sale to a Ten Percent Stockholder, in which case the Purchase Price will be 100% of the Fair Market Value. Payment of the Purchase Price may be made in accordance with Section 8 of this Plan.

     6.3 Terms of Restricted Stock Awards. Restricted Stock Awards shall be
         --------------------------------
subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant's individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

     6.4 Termination During Performance Period. If a Participant is Terminated
         -------------------------------------
during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee will determine otherwise.

  7. STOCK BONUSES.
     -------------

     7.1 Awards of Stock Bonuses. A Stock Bonus is an award of Shares (which may
         -----------------------
consist of Restricted Stock) for services rendered to the Company or any Parent or Subsidiary of the Company. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent or Subsidiary of the Company pursuant to an Award Agreement (the "Stock Bonus Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant's individual Award Agreement (the "Performance Stock Bonus Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine.

     7.2 Terms of Stock Bonuses. The Committee will determine the number of
         ----------------------
Shares to be awarded to the Participant. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Stock Bonus; (b) select from among the Performance Factors to be used to measure the performance, if any; and
(c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Stock Bonus, the Committee shall determine the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and

                                                             At Home Corporation
                                                      1997 Equity Incentive Plan


other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

          7.3 Form of Payment. The earned portion of a Stock Bonus may be paid
              ---------------
currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

     8.   PAYMENT FOR SHARE PURCHASES.
          ---------------------------

          8.1  Payment. Payment for Shares purchased pursuant to this Plan may
               -------
be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

     (a)  by cancellation of indebtedness of the Company to the Participant;

     (b) by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

     (c) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or
          --------  -------
          directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares;

     (d) by waiver of compensation due or accrued to the Participant for services rendered;

     (e) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

          (1) through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

          (2) through a "margin" commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

     (f)  by any combination of the foregoing.

          8.2  Loan Guarantees. The Committee may help the Participant pay for
               ---------------
 Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

     9.   WITHHOLDING TAXES.
          -----------------

                                                             At Home Corporation
                                                      1997 Equity Incentive Plan



         9.1  Withholding Generally. Whenever Shares are to be issued in
              ---------------------
satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

         9.2  Stock Withholding. When, under applicable tax laws, a Participant
              -----------------
incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee

     10. PRIVILEGES OF STOCK OWNERSHIP.
         -----------------------------

         10.1 Voting and Dividends. No Participant will have any of the rights
              --------------------
of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant's original Purchase Price pursuant to Section 12.

         10.2 Financial Statements. The Company will provide financial
              --------------------
statements to each Participant prior to such Participant's purchase of Shares under this Plan, and to each Participant annually during the period such Participant has Awards outstanding; provided, however, the Company will not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

     11. TRANSFERABILITY. Awards granted under this Plan, and any interest
         ---------------
therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs. During the lifetime of the Participant an Award will be exercisable only by the Participant, and any elections with respect to an Award may be made only by the Participant unless otherwise determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs.

     12. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company
         ----------------------
may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant's Termination at any time within ninety (90) days after the later of Participant's Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant's Exercise Price or Purchase Price, as the case may be.

     13. CERTIFICATES. All certificates for Shares or other securities delivered
         ------------
under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

                                                             At Home Corporation
                                                      1997 Equity Incentive Plan


     14. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a
         ------------------------
Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; provided, however, that the Committee may
                                   --------  -------
require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

     15. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from
         -----------------------------
time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

     16. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be
         ----------------------------------------------
effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

     17. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted
         -----------------------
under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

     18. CORPORATE TRANSACTIONS.
         ----------------------

         18.1 Assumption or Replacement of Awards by Successor. In the event of
(a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement

                                                             At Home Corporation
                                                      1997 Equity Incentive Plan


will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 18.1, the vesting of all Awards will accelerate and the Options will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate in accordance with the provisions of this Plan.

     18.2 Other Treatment of Awards. Subject to any greater rights granted to
          -------------------------
Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

     18.3 Assumption of Awards by the Company. The Company, from time to time,
          -----------------------------------
also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company's award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable
 ------
upon exercise of any such option will be adjusted appropriately pursuant to
Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

     19. ADOPTION AND STOCKHOLDER APPROVAL. This Plan will become effective on
         ---------------------------------
the date on which the registration statement filed by the Company with the SEC under the Securities Act registering the initial public offering of the Company's Series A Common Stock is declared effective by the SEC (the "Effective Date"). This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board. Upon the Effective Date, the Committee may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to
           --------  -------
initial stockholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; and (c) in the event that stockholder approval of such increase is not obtained within the time period provided herein, all Awards granted hereunder will be canceled, any Shares issued pursuant to any Award will be canceled, and any purchase of Shares hereunder will be rescinded.

     20. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided
         --------------------------
herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

     21. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate
         --------------------------------
or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the
--------  -------
stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.

     22. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the
         --------------------------
Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements

                                                             At Home Corporation
                                                      1997 Equity Incentive Plan


as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

   23. DEFINITIONS. As used in this Plan, the following terms will have the
         -----------
following meanings:

       "Award" means any award under this Plan, including any Option, Restricted Stock or Stock Bonus.

       "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

       "Board" means the Board of Directors of the Company.

       "Cause" means the commission of an act of theft, embezzlement, fraud, dishonesty or a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company.

       "Code" means the Internal Revenue Code of 1986, as amended.

       "Committee" means the Compensation Committee of the Board.

       "Company" means At Home Corporation or any successor corporation.

       "Disability" means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       "Exercise Price" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

       "Fair Market Value" means, as of any date, the value of a share of the Company's Series A Common Stock determined as follows:

   (a) if such Series A Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

   (b) if such Series A Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Series A Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

   (c) if such Series A Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;

   (d) in the case of an Award made on the Effective Date, the price per share at which shares of the Company's Series A Common Stock are initially offered for sale to the public by the Company's underwriters in the initial public offering of the Company's Series A Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

   (d) if none of the foregoing is applicable, by the Committee in good faith.

                                                             At Home Corporation
                                                      1997 Equity Incentive Plan


     "Insider" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

     "Option" means an award of an option to purchase Shares pursuant to Section 5.

     "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     "Participant" means a person who receives an Award under this Plan.

     "Performance Factors" means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

     (a)  Net revenue and/or net revenue growth;

     (b) Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

     (c)  Operating income and/or operating income growth;

     (d)  Net income and/or net income growth;

     (e)  Earnings per share and/or earnings per share growth;

     (f)  Total shareholder return and/or total shareholder return growth;

     (g)  Return on equity;

     (h)  Operating cash flow return on income;

     (i)  Adjusted operating cash flow return on income;

     (j)  Economic value added; and

     (k)  Individual confidential business objectives.

     "Performance Period" means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards or Stock Bonuses.

     "Plan" means this At Home Corporation 1997 Equity Incentive Plan, as amended from time to time.

     "Restricted Stock Award" means an award of Shares pursuant to Section 6.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shares" means shares of the Company's Series A Common Stock reserved for issuance under this Plan or any other compensatory arrangement of the Company, as adjusted pursuant to Sections 2 and 18, and any successor security.

                                                             At Home Corporation
                                                      1997 Equity Incentive Plan


     "Stock Bonus" means an award of Shares, or cash in lieu of Shares, pursuant to Section 7.

     "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     "Termination" or "Terminated" means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

     "Unvested Shares" means "Unvested Shares" as defined in the Award
Agreement.

     "Vested Shares" means "Vested Shares" as defined in the Award Agreement.

                               AT HOME CORPORATION

                        1997 EMPLOYEE STOCK PURCHASE PLAN

                           As Adopted May 15, 1997 and
                   Amended March 18, 1998 and April 18, 2000


     1. ESTABLISHMENT OF PLAN. At Home Corporation (the "COMPANY") proposes to grant options for purchase of the Company's Series A Common Stock to eligible employees of the Company and its Participating Subsidiaries (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (this "PLAN"). For purposes of this Plan, "PARENT CORPORATION" and "SUBSIDIARY" (collectively, "PARTICIPATING SUBSIDIARIES") shall have the same meanings as "parent corporation" and "subsidiary corporation" in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "CODE"). "PARTICIPATING SUBSIDIARIES" are Parent Corporations or Subsidiaries that the Board of Directors of the Company (the "BOARD") designates from time to time as corporations that shall participate in this Plan. The Company intends this Plan to qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 5,000,000 shares of the Company's Series A Common Stock is reserved for issuance under this Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of this Plan.

     2. PURPOSE. The purpose of this Plan is to provide eligible employees of the Company and Participating Subsidiaries with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees' sense of participation in the affairs of the Company and Participating Subsidiaries, and to provide an incentive for continued employment.

     3. ADMINISTRATION. This Plan shall be administered by the Compensation Committee of the Board (the "COMMITTEE"). Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

     4. ELIGIBILITY. Any employee of the Company or the Participating Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under this Plan except the following:

     (a) employees who are not employed by the Company or Participating Subsidiaries fifteen (15) days before the beginning of such Offering Period, except that employees who are employed on the effective date of the registration statement filed by the Company with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT") registering the initial public offering of the Company's Series A Common Stock shall be eligible to participate in the first Offering Period under the Plan;

     (b) employees who are customarily employed for twenty (20) hours or less per week;

     (c) employees who are customarily employed for five (5) months or less in a calendar year;

     (d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries; and

     (e) individuals who provide services to the Company or any of its Participating Subsidiaries as independent contractors whether or not reclassified as common law employees, unless the Company or a Participating Subsidiary withholds or is required to withhold U.S. Federal employment taxes for such individuals pursuant to Section 3402 of the Code.

     5. OFFERING DATES. The offering periods of this Plan (each, an "OFFERING PERIOD") shall be of twenty-four (24) months duration commencing on February 15 and August 15 of each year and ending on August 14 and February 14 of each year; provided, however, that notwithstanding the foregoing, the first such Offering Period shall commence on the first business day on which price quotations for the Company's Series A Common Stock are available on the Nasdaq National Market (the "FIRST OFFERING DATE") and shall end on August 14, 1999. Except for the first Offering Period, each Offering Period shall consist of four (4) six-month purchase periods (individually, a "PURCHASE PERIOD") during which payroll deductions of the participants are accumulated under this Plan. The first Offering Period shall consist of no fewer than three Purchase Periods, any of which may be greater or less than six months as determined by the Committee. The first business day of each Offering Period is referred to as the "OFFERING DATE". The last business day of each Purchase Period is referred to as the "PURCHASE DATE". The Committee shall have the power to change the duration of Offering Periods or Purchase Periods with respect to offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period or Purchase Period to be affected.

     6. PARTICIPATION IN THIS PLAN. Eligible employees may become participants in an Offering Period under this Plan on the first Offering Date after satisfying the eligibility requirements by delivering a subscription agreement to the Company's treasury department (the "TREASURY DEPARTMENT") not later than fifteen (15) days before such Offering Date unless a later time for filing the subscription agreement authorizing payroll deductions is set by the Committee for all eligible employees with respect to a given Offering Period. An eligible employee who does not deliver a subscription agreement to the Treasury Department by such date after becoming eligible to participate in such Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in this Plan by filing a subscription agreement with the Treasury Department not later than fifteen (15) days preceding a subsequent Offering Date. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreement in order to continue participation in this Plan.

     7. GRANT OF OPTION ON ENROLLMENT. Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Series A Common Stock of the Company determined by dividing (a) the amount accumulated in such employee's payroll deduction account during such Purchase Period by (b) the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Series A Common Stock on the Offering Date (but in no event less than the par value of a share of the Company's Series A Common Stock), or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Series A Common Stock on the Purchase Date (but in no event less than the par value of a share of the Company's Series A Common Stock), provided, however, that the
                                               -----------------
number of shares of the Company's Series A Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (a) the maximum number of shares set by the Committee pursuant to Section 10(c) below with respect to the applicable Purchase Date, or (b) the maximum number of shares which may be purchased pursuant to Section 10(b) below with respect to the applicable Purchase Date. The fair market value of a share of the Company's Series A Common Stock shall be determined as provided in Section 8 hereof.

     8. PURCHASE PRICE. The purchase price per share at which a share of Series A Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

     (a)  The fair market value on the Offering Date; or

     (b)  The fair market value on the Purchase Date.

     For purposes of this Plan, the term "FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Series A Common Stock determined as follows:

          (a) if such Series A Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

          (b) if such Series A Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Series A Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

          (c) if such Series A Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or

          (d) if none of the foregoing is applicable, by the Board in good faith, which in the case of the First Offering Date will be the price per share at which shares of the Company's Series A Common Stock are initially offered for sale to the public by the Company's underwriters in the initial public offering of the Company's Series A Common Stock pursuant to a registration statement filed with the SEC under the Securities Act.

     9. PAYMENT OF PURCHASE PRICE; CHANGES IN PAYROLL DEDUCTIONS; ISSUANCE OF SHARES.

     (a) The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the participant's compensation in one percent (1%) increments not less than two percent (2%), nor greater than ten percent (10%) or such lower limit set by the Committee. Compensation shall mean base salary, commissions, bonuses, and shift premiums not to exceed $250,000 per calendar year, provided however, that for purposes of determining a participant's compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Except for the first Offering Period, payroll deductions shall commence on the first payday of the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan. Payroll deductions for the first Offering Period shall commence at the end of the first full pay period following the First Offering Date.

     (b) A participant may lower (but not increase) the rate of payroll deductions during an Offering Period by filing with the Treasury Department a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than fifteen (15) days after the Treasury Department's receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change may be made effective during any Offering Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Treasury Department a new authorization for payroll deductions not later than fifteen (15) days before the beginning of such Offering Period.

     (c) All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     (d) On each Purchase Date, so long as this Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant's account to the purchase of whole shares of Series A Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of this Plan. Any cash remaining in a participant's account after such purchase of shares shall be refunded to such participant in cash, without interest; provided, however that any amount remaining in such participant's account on a Purchase Date which is less than the amount necessary to purchase a full share of Series A Common Stock of the Company shall be carried forward, without interest, into the next Purchase Period or Offering Period, as the case may be. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest. No Series A Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

     (e) As promptly as practicable after the Purchase Date, the Company shall issue shares for the participant's benefit representing the shares purchased upon exercise of his or her option.

     (f) During a participant's lifetime, such participant's option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

     10.  LIMITATIONS ON SHARES TO BE PURCHASED.

     (a) No participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan.

     (b) No more than two hundred percent (200%) of the number of shares determined by using eighty-five percent (85%) of the fair market value of a share of the Company's Series A Common Stock on the Offering Date as the denominator may be purchased by a participant on any single Purchase Date.

     (c) No participant shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty (30) days prior to the commencement of any Offering Period, the Committee may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the "MAXIMUM

SHARE AMOUNT"). Until otherwise determined by the Committee, there shall be no Maximum Share Amount. In no event shall the Maximum Share Amount exceed the amounts permitted under Section 10(b) above. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount prior to the commencement of the next Offering Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Committee as set forth above.

     (d) If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant's option to each participant affected thereby.

     (e) Any payroll deductions accumulated in a participant's account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period, without interest.

     11.  WITHDRAWAL.

     (a) Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Treasury Department a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of an Offering Period.

     (b) Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in this Plan.

     (c) If the purchase price on the first day of any current Offering Period in which a participant is enrolled is higher than the purchase price on the first day of any subsequent Offering Period, the Company will automatically enroll such participant in the subsequent Offering Period. Any funds accumulated in a participant's account prior to the first day of such subsequent Offering Period will be applied to the purchase of shares on the Purchase Date immediately prior to the first day of such subsequent Offering Period. A participant does not need to file any forms with the Company to automatically be enrolled in the subsequent Offering Period

     12. TERMINATION OF EMPLOYMENT. Termination of a participant's employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee of the Company or of a Participating Subsidiary, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Subsidiary in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

     13. RETURN OF PAYROLL DEDUCTIONS. In the event a participant's interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall promptly deliver to the participant all payroll deductions credited to

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

such participant's account. No interest shall accrue on the payroll deductions of a participant in this Plan.

     14. CAPITAL CHANGES. Subject to any required action by the stockholders of the Company, the number of shares of Series A Common Stock covered by each option under this Plan which has not yet been exercised and the number of shares of Series A Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the "RESERVES"), as well as the price per share of Series A Common Stock covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Series A Common Stock of the Company resulting from a stock split or the payment of a stock dividend (but only on the Series A Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Series A Common Stock subject to an option.

     In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that the options under this Plan shall terminate as of a date fixed by the Committee and give each participant the right to exercise his or her option as to all of the optioned stock, including shares which would not otherwise be exercisable. In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the options under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (iii) the sale of substantially all of the assets of the Company or (iv) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, each option under this Plan may be assumed or an equivalent option may be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event such surviving corporation refuses to assume or substitute options under this Plan, (i) this Plan will terminate upon the consummation of such transaction, unless otherwise provided by the Committee and (ii) the Committee may declare that the options under this Plan shall terminate as of a date fixed by the Committee and give each participant the right to exercise his or her option as to all of the optioned stock. If the Committee makes an option fully exercisable in the event of a merger, consolidation or sale of assets, the Committee shall notify the participant that the option shall be fully exercisable for a certain period, and the option and this Plan will terminate upon the expiration of such period.

     The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Series A Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Series A Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.

     15. NONASSIGNABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

     16. REPORTS. Individual accounts will be maintained for each participant in this Plan. Each participant shall receive promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

     17. NOTICE OF DISPOSITION. Each participant shall notify the Company if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the "NOTICE PERIOD"). Unless such participant is disposing of any of such shares during the Notice Period, such participant shall keep the certificates representing such shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

     18. NO RIGHTS TO CONTINUED EMPLOYMENT. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Subsidiary, or restrict the right of the Company or any Participating Subsidiary to terminate such employee's employment.

     19. EQUAL RIGHTS AND PRIVILEGES. All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee or the Board, be reformed to comply with the requirements of Section 423. This
Section 19 shall take precedence over all other provisions in this Plan.

     20. NOTICES. All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21. TERM; STOCKHOLDER APPROVAL. After this Plan is adopted by the Board, this Plan will become effective on the date that is the First Offering Date (as defined above). This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of shares pursuant to this Plan shall occur prior to such stockholder approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time),
(b) issuance of all of the shares of Series A Common Stock reserved for issuance under this Plan, or (c) ten (10) years from the adoption of this Plan by the Board.

     22.  DESIGNATION OF BENEFICIARY.

     (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under this Plan in the event of such participant's death subsequent to the end of an Purchase Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under this Plan in the event of such participant's death prior to a Purchase Date.

     (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     23. CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     24. APPLICABLE LAW. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

     25. AMENDMENT OR TERMINATION OF THIS PLAN. The Board may at any time amend, terminate or extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 21 hereof within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:

     (a) increase the number of shares that may be issued under this Plan; or

     (b) change the designation of the employees (or class of employees) eligible for participation in this Plan.